Exhibit 10.25(i)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MASTER AMENDMENT TO RESEARCH AND DEVELOPMENT COLLABORATION, OPTION AND LICENSE AGREEMENT

This MASTER AMENDMENT TO RESEARCH AND DEVELOPMENT COLLABORATION, OPTION AND LICENSE AGREEMENT (this “Amendment”) is entered into and made effective as of the 2nd day of September, 2011 (the “Amendment Effective Date”) by and between Anacor Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 1020 East Meadow Circle, Palo Alto, CA 94303 (“Anacor”), and GlaxoSmithKline, LLC (formerly known as SmithKline Beecham Corporation), a Delaware Limited Liability company having offices at One Franklin Plaza, Philadelphia, PA 19101 (“GSK”).

WHEREAS, Anacor and GSK are parties to that certain Research and Development Collaboration, Option and License Agreement, dated as of October 5, 2007, amended December 15, 2008, May 20, 2009, and July 21, 2009 (the “Agreement”), pursuant to which Anacor has been conducting research under four (4) different Projects, and GSK has been granted an exclusive license to develop and commercialize the GSK Development Compound referred to as GSK 2251052 (“GSK ‘052”); and

WHEREAS, Anacor and GSK now desire to further amend the Agreement as set forth below to: (a) terminate and/or clarify the effects of termination of Projects 1, 3 and 4; (b) terminate existing and previous research and development activities of Anacor under Project 2, and provide for an additional milestone payment to Anacor relating to the GSK Development Compound GSK ‘052 and extended exclusivity for GSK in relation to the LeuRS Target upon the occurrence of certain defined events; (c) provide for the possibility of additional collaborative research activities under Project 2 which could be directed at GSK ‘052, existing Collaboration Compounds or other new compounds targeting LeuRS, which research would be at GSK’s expense, with the right for GSK to obtain an exclusive license to new program compounds upon Candidate Selection; (d) modify certain terms of the Agreement to reflect certain US Government rights relating to the grant of funding for GSK ‘052 and related Back-Up Compounds; (e) add a new TPP Subprogram in Project 2 for the discovery of novel boron-containing LeuRS inhibitors for treatment of tuberculosis infection; (f) grant GSK the option to obtain a license to develop and commercialize the boron-containing antimalarial compound referred to as AN3661 and related Malaria Back-Up Compounds; and (g) finally resolve certain matters concerning [ * ] prior to the Amendment Effective Date.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Amendment Payment. GSK shall pay to Anacor a non-refundable, non-creditable payment of Five Million Dollars ($5,000,000) within ten (10) days after receipt of an invoice from Anacor, which invoice may be issued no earlier than the Amendment Effective Date.

2.             Press Release. On or promptly after the Amendment Effective Date, Anacor shall issue a public announcement of the execution of this Amendment substantially in the form of Exhibit A.

3.             Termination of Projects 1, 3 and 4. The Parties acknowledge and agree that Project 1 (hepatitis C virus [ * ]) was terminated effective October 27, 2009. Projects 3 ([ * ]) and 4 ([ * ]) are terminated effective as of the Amendment Effective Date. Terms applicable to the termination of Projects 1, 3 and 4 are set forth in Schedule 1.

4.             Modifications to Project 2. Terms applicable to the modification of the existing TPP Subprogram of Project 2, the possible conduct of additional collaborative research activities for LeuRS, and the scope and extension of Anacor’s [ * ] obligations with respect to the LeuRS Target are set forth in Schedule 2.

5.             BARDA Amendment. Amendments to the Agreement to conform with the grant of US Government rights associated with funding for GSK ‘052 and related Back-Up Compounds are set forth in Schedule 3.

6.             New Tuberculosis Project 2 TPP Subprogram. Terms applicable to a new TPP Subprogram of Project 2 for tuberculosis are set forth in Schedule 4.

7.             New Malaria Project. Terms applicable to a new malaria project are set forth in Schedule 5.

8.             Amendments to the Agreement.

(a)           Section 1.51 is hereby amended and replaced as follows: “‘Field’ means any use or purpose, including the treatment, palliation, and/or prevention of any human or animal disease, disorder or condition; provided, however, that the Field shall specifically exclude (a) the treatment, palliation, and/or prevention of onychomycosis and (b) with respect to the New Malaria Project, the treatment, palliation, and/or prevention of any animal disease, disorder or condition or any agricultural use or purpose.”

(b)           The first sentence of section 2.3 is hereby deleted and replaced as follows: The term “Research Collaboration Term” shall mean the Research Collaboration conducted with respect to Project 2 and as may be extended in accordance with the terms of this Amendment.

(c)           Sections 2.4.1(a), (b) and (c) of the Agreement are hereby deleted. The Parties’ rights under Section 2.4.1(d) of the Agreement are hereby terminated with respect to any activities conducted prior to the Amendment Effective Date.

(d)           Section 2.9 of the Agreement is hereby deleted.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           The following is hereby added to the end of Section 5.1 of the Agreement: “At any time that the JRC is meeting less frequently than [ * ], GSK shall provide regular written updates to Anacor upon the occurrence of any events material to Project 2 (including the TB TPP Subprogram) or the Malaria Project, but in any event no less frequently than [ * ], summarizing in reasonable detail its development and commercialization activities with respect to each GSK Development Compound and each Product.”

(f)            A new section second sentence to Section 14.5 shall be inserted into the Agreement as follows:

“In addition, Anacor shall be permitted, without GSK consent, to assign its rights to [ * ] pursuant to this Agreement in accordance with Section 14.5.6 below [ * ].”

(g)           A new Section 14.5.6 shall be added to the Agreement as follows:

“(i) Anacor shall be permitted, without GSK’s prior written consent, to assign its rights to [ * ] pursuant to this Agreement (“Rights”) to an entity whose principal purpose is to [ * ]. Anacor shall not be permitted to assign Rights to more than one Finance Assignee at any one time.]

(ii) Upon the assignment of Rights by Anacor in accordance with sub-section (i) above, Anacor shall notify GSK in writing and at Anacor’s direction, [ * ] Anacor shall continue to remain fully liable for the performance of the Agreement notwithstanding any [ * ] contemplated by this Section 14.5.6. For clarity, nothing in this Section 14.5.6 shall be construed to limit the obligations of GSK to make the full amount of any payments due under the Agreement[ * ].

(iii) GSK agrees that Anacor may disclose to a potential [ * ] Confidential Information regarding those provisions of the Agreement which are necessary to give effect to the assignment of Rights contemplated by this Section 14.5.6, subject to the terms of Section 9.2(i) and 9.2(iii) of the Agreement, and provided that Anacor enters into a confidentiality agreement with the [ * ] to that effect. Prior to dissemination to any potential [ * ], any materials which contain confidential information directly relating to GSK other than the Agreement (which terms of the Agreement shall be properly limited and protected under the terms of Section 9.2(iii)), and shall take into account any reasonable comments by GSK.

(iv) Anacor acknowledges and agrees that [ * ] under this Section 14.5.6, including without limitation any claims relating to [ * ] except where such reduction or termination is due to GSK’s failure to perform its obligations under the Agreement.”

9.             Governance.

(a)           At the request of either Party, and within [ * ], the Parties shall establish a new joint committee to oversee the Project 2 TB TPP Subprogram and the Malaria Project (as defined in Schedules 4 and 5, respectively). If established, such committee would be subject to the terms applicable to the JRC in Article 3 of the Agreement and would be responsible for all activities

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

allocated to the JRC under the Agreement, solely for purposes of the Project 2 TB TPP Subprogram and the Malaria Project, and except as otherwise provided under Schedules 4 and 5, respectively. The existing JRC would oversee the non-TB aspects of Project 2 as described in Schedule 2, acting in accordance with Section 3.1 of the Agreement as amended under Schedule 2.

(b)           The Parties shall also establish two (2) new Joint Project Teams (each a “Joint Project Team” or “JPT”) to oversee the conduct of each of the Project 2 TB TPP Subprogram and (if initiated under Schedule 2) the New Project 2 Research Program. Such Joint Project Teams shall be formed within [ * ], with respect to the Project 2 TB TPP Subprogram, and within [ * ] (if applicable). Each such Joint Project Team will operate as a Subcommittee under the relevant JRC (as described in sub-section (a) above) and will have the roles and responsibilities set out in Schedule 4 and Schedule 2, respectively. The JRC and JPT arrangements relating to the new Malaria Project shall be as set out in Schedule 5.

10.          Representations, Warranties and Covenants.

(a)           The representations, warranties and covenants of the Parties set forth in Section 10.1 of the Agreement, and of Anacor as set forth in Section 10.2, which are expressed to be given as at the Effective Date of the Agreement are hereby repeated and shall be deemed to be given as at the Amendment Effective Date with respect to the execution of and the matters contained in this Amendment. With respect to those representations and warranties concerning Anacor IP, the interpretation set forth in Schedule 5, Section 6(b) shall apply with respect to the Malaria Project. Each Party represents and warrants to the other Party that, as of the Effective Date, it has disclosed to the other Party all Collaboration Patents invented (solely or jointly) and all material Collaboration Know-How Controlled by such Party with respect to the terminated Projects 1, 3 and 4.

(b)           Section 10.4 of the Agreement is hereby renumbered as Section 10.5, and a new Section 10.4 is hereby added to the Agreement as follows:

“10.4      Prevention of Corruption

10.4.1 Anacor acknowledges receipt of the “Prevention of Corruption — Third Party Guidelines” attached at Exhibit B of the Amendment and agrees to perform its obligations under the Agreement in accordance with the principles set out therein.

10.4.2 Anacor shall comply fully at all times with applicable laws and regulations including without limitation anti-corruption laws of the territory in which Anacor conducts business with GSK.

10.4.3 [ * ] of [ * ] under Sections 10.4.1 and 10.4.2 shall [ * ] for the purpose of Section [ * ] of the Agreement, provided that in such circumstances [ * ] shall have the right to [ * ] upon [ * ], and without [ * ] for any [ * ] as a result of such [ * ].”

11.          Termination of Prior Amendments. Amendment #1 to Research and Development Collaboration, Option and License Agreement, dated December 15, 2008, and Amendment #3 to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Research and Development Collaboration, Option and License Agreement, dated July 21, 2009, are hereby terminated. Amendment #2 to Research and Development Collaboration, Option and License Agreement, dated May 20, 2009, is terminated as provided in Schedule 4. Provisions of such amendments that survive termination and continue in effect are set forth in Schedule 6.

12.          Prior Obligations. Each Party hereby represents to the other Party that it has no claim against and does not intend to bring a claim against the other Party under the Agreement for any acts or omissions of the other Party prior to the Amendment Effective Date, nor for reimbursement of any costs or any other payment by the other Party under the Agreement in respect of any event or period prior to the Agreement Effective Date.

13.          Miscellaneous. Capitalized terms used in this Amendment and not defined herein shall have the meanings given to such terms in the Agreement. This Amendment amends the terms of the Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Amendment, this Amendment shall prevail. This Amendment and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflicts of laws principles. This Amendment may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

14.          Counterparts. This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding in variation format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Facsimile signatures and signature transmittal via pdf shall be treated as original signatures.

{Remainder of page intentionally left blank}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Master Amendment to Research and Development Collaboration, Option and License Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

Anacor Pharmaceuticals, Inc.

By:	/s/ David P. Perry

Name: David P. Perry

Title: President & Chief Executive Officer

GlaxoSmithKline LLC

By:	/s/ Justin Huang

Name: Justin Huang

Title: Assistant Secretary for GlaxoSmithKline LLC

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Form of Press Release

ANACOR AND GLAXOSMITHKLINE AMEND AND EXPAND R&D COLLABORATION

Anacor to receive $5 million upfront payment and up to an additional {$11.3} million in proceeds by year end 2012

Palo Alto, CA — September 6, 2011 — Anacor Pharmaceuticals (NASDAQ:ANAC) announced today that it has amended and expanded its research and development collaboration with GlaxoSmithKline (GSK) to provide GSK the option to extend its rights around the bacterial enzyme target leucyl-tRNA synthetase (LeuRS), as well as to add new programs for tuberculosis (TB) and malaria using Anacor’s boron chemistry platform. As a result of the amendment, Anacor will receive a $5 million upfront payment as well as additional potential milestones and research funding of up to {$11.3} million by year end 2012. Anacor is also eligible to receive additional milestones and royalties on future sales of resulting products.

The original research and development collaboration was entered into in October 2007 for the discovery, development and worldwide commercialization of boron-based systemic anti-infectives against four discovery targets, including LeuRS. As part of the current amendment, all rights to the other three original targets will revert to Anacor.

“We have had a productive relationship with GSK over the last four years and are pleased to expand our research efforts with them to include tuberculosis and malaria,” said David Perry, Chief Executive Officer of Anacor Pharmaceuticals. “This amendment allows us to continue our work in neglected diseases and provides additional financial resources for our lead clinical programs.”

Extension of LeuRS Program

The amended agreement provides an option for GSK to expand its rights around the bacterial enzyme target LeuRS in return for a milestone payment ranging from $5.5 million to $6.5 million, depending upon the timing of such payment. Any future work under the collaboration directed towards LeuRS will be funded by GSK through a collaborative research program under which Anacor and GSK would pursue additional drug candidates to candidate selection, following which, GSK would have the right to undertake further development and commercialization. Anacor would be eligible for additional milestones and royalties on sales of resulting products.

New Tuberculosis Program

In addition, the amendment to the collaboration adds a new program for TB, under which GSK will fund Anacor’s TB research activities through to candidate selection. Upon meeting candidate selection criteria, GSK will have the option to license TB compounds and would be responsible for all further development and commercialization. Anacor would be eligible for additional milestones and royalties on sales of resulting products.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

New Malaria Program

The amendment also includes the option for GSK to acquire rights to Anacor’s malaria program, focused on development of the lead compound, AN3661, currently being developed through a collaboration with Medicines for Malaria Venture (MMV). Anacor and MMV will continue to conduct preclinical, Phase 1 and Phase 2 proof of concept studies for AN3661 and GSK will have the option to license the program on an exclusive worldwide basis upon AN3661 achieving Phase 2 proof of concept. Upon exercise of this option, Anacor would receive $3.3 million and would also be eligible for additional milestones and royalties on sales of resulting products.

About Anacor Pharmaceuticals

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform. Anacor has five compounds in clinical development, all of which were internally discovered, including its three lead programs: AN2690, a topical antifungal for the treatment of onychomycosis; AN2728, a topical anti-inflammatory PDE-4 inhibitor for the treatment of psoriasis and atopic dermatitis; and GSK 2251052, or GSK ‘052 (formerly referred to as AN3365), a systemic antibiotic for the treatment of infections caused by Gram-negative bacteria, which has been licensed to GlaxoSmithKline under the companies’ research and development agreement. In addition, Anacor is developing AN2718 as a topical antifungal product candidate for the treatment of onychomycosis and skin fungal infections, and AN2898 as a topical anti-inflammatory product candidate for the treatment of psoriasis and atopic dermatitis.

Forward-Looking Statements

This press release contains forward-looking statements that relate to future events, including achieving candidate selection for a TB compound, the successful completion of preclinical, Phase 1 and human proof of concept studies for AN3661, development and commercialization of these compounds, and GSK opting to expand its rights around the target LeuRS. These forward looking statements involve known and unknown risks, uncertainties and other factors that could cause timing, actual levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements, including risks related to enrollment and successful completion of our trials, risk of unforeseen side effects and risks related to regulatory approval of new drug candidates. These statements reflect the views of Anacor as of the date of this press release with respect to future events and, except as required by law, it undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Contact:
DeDe Sheel

Investor Relations and Corporate Communications

dsheel@anacor.com

(650) 543-7575

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Prevention of Corruption — GSK’s Third Party Guidelines

ANTI-BRIBERY AND CORRUPTION FRAMEWORK

THIRD PARTY

PROCEDURES AND GUIDANCE

Effective Date 12-Oct-2010

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PREVENTION OF CORRUPTION — THIRD PARTY GUIDELINES

The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a third party or otherwise) conducts business. POL-GSK-007 requires all GSK employees and any third party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business. GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK.

Corrupt Payments — GSK employees and any third party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorise, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

Government Officials — Although GSK´s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

Facilitating Payments — For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the ABAC Policy. GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorising payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorisations of or payments of anything of value.

Government Official shall mean:

•      Any officer or employee of a government or any department, agency or instrument of a government;

•      Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

•      Any officer or employee of a company or business owned in whole or part by a government;

•      Any officer or employee of a public international organisation such as the World Bank or United Nations;

•      Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or

•      Any candidate for political office

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1

Project Terminations

1.             Termination of Projects 1, 3 and 4. The Parties acknowledge and agree that, as agreed by the JRC pursuant to Section 2.3 of the Agreement, the Research Collaboration was terminated, and hence the corresponding Research Collaboration Term has expired, with respect to Project 1 (hepatitis C virus [ * ]) on October 27, 2009. The Parties hereby terminate the Research Collaboration (and hence the corresponding Research Collaboration Term expires) with respect to Projects 3 ([ * ]) and 4 ([ * ]), effective on the Amendment Effective Date. All obligations of the Parties to conduct any further Research Collaboration activities under the Agreement, including Sections 2.4 and 2.6, with respect to Projects 1, 3 and 4 (the “Terminated Projects”), together with any obligations of GSK to pay costs or milestones associated with the Terminated Projects, are terminated as of the applicable date of termination. The Parties acknowledge and agree that [ * ] the Terminated Projects, and there are [ * ] in respect of any such Terminated Project or any Collaboration Compound relating thereto for the period up to and including the applicable date of termination.

2.             Effects of Termination. Except as provided in this Schedule 1, each of the Terminated Projects is deemed to have been terminated unilaterally by GSK pursuant to Section 12.3 of the Agreement, such that the obligations set forth in Section 12.5.2 of the Agreement apply to such termination as of the applicable termination date. Specifically:

(a)           all Options with respect to each Terminated Project shall be cancelled and of no force and effect;

(b)           all Collaboration Compounds from each Terminated Project shall be deemed Anacor Development Compounds, except for those Collaboration Compounds which meet the threshold level of activity against LeuRS set out in Exhibit 2B of Schedule 2 (the “LeuRS Restricted Compounds”), and Anacor shall have the right to develop and commercialize all such Anacor Development Compounds, subject to the payment obligations, if any, provided in this Schedule 1 and the terms of sub-section (d) below;

(c)           Anacor’s [ * ] obligations under Section 7.1 of the Agreement shall be terminated and of no force and effect with respect to the Terminated Projects and the Targets and Collaboration Compounds related to such Terminated Projects; provided that this shall be without prejudice to the continuation of Anacor’s [ * ] obligations relating to Project 2, and the restrictions relating to LeuRS Restricted Compounds, as set forth in Section 7.1.2 of the Agreement as amended in Section 1 of Schedule 2, to the extent that such obligations may affect Collaboration Compounds relating to the Terminated Projects; and

(d)           The restrictions relating to LeuRS Restricted Compounds referred to in sub-section (c) above shall cease upon the expiry of Anacor’s [ * ] obligations relating to Project 2 as set out in Section 1 of Schedule 2. At such time, the LeuRS Restricted Compounds that were Collaboration Compounds in the Terminated Projects shall be deemed to be Anacor

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Compounds and the provisions of sub-section (b) above and the remainder of this Schedule 1 shall apply to such compounds as Anacor Development Compounds. The time period for requesting a license to such compounds if required under Section 3 below shall be [ * ].

3.             License from GSK to Anacor. Anacor shall have the exclusive right, at its sole discretion, to develop each Anacor Development Compound from the Terminated Projects as and into a Product, alone or with any Third Party or through any Sublicensee. Upon a written request from Anacor, GSK hereby grants to Anacor, conditional upon Anacor’s request within [ * ] (or as otherwise provided in Section 2(d) above),

(a) a non-exclusive license, with the right to grant sublicenses, under the GSK IP (other than the GSK Collaboration IP) for the use, manufacture, sale or commercialization of each requested Anacor Development Compound from Projects 3 and 4, to further develop and commercialize such Anacor Development Compound as a Product in the Territory in the Field,

(b) a non-exclusive license, with the right to grant sublicenses, under the GSK IP for the use, manufacture, sale or commercialization of each requested Anacor Development Compound from Project 1, to further develop and commercialize such Anacor Development Compound as a Product in the Territory in the Field, and

(c) an exclusive license, with the right to grant sublicenses, under the GSK Collaboration IP for the use, manufacture, sale or commercialization of each requested Anacor Development Compound from Projects 3 and 4, to further develop and commercialize such Anacor Development Compound as a Product in the Territory in the Field.

If Anacor fails to request any such license referred to in sub-sections (a)—(c) above before the end of such [ * ] period, GSK shall have the right to grant such license to a Third Party. GSK represents and warrants that, to its knowledge as of the Amendment Effective Date, GSK has disclosed to Anacor all such GSK Patents, GSK Collaboration Patents and any GSK Collaboration IP for which Anacor would need a license from GSK in order to use the same for the use, manufacture, sale or commercialization of all Anacor Development Compounds from the Terminated Projects in accordance with sub-sections (a)-(c) above.

4.             Anacor’s Payment Obligations to GSK.

(a)           Projects 1 and 4. If Anacor requests a license from GSK under Section 3 above with respect to a particular Anacor Development Compound from Project 1 or Project 4, or if Anacor conducts the further development or commercialization of any Anacor Development Compound falling within the scope of the HCV Patents (as defined in Section 5(b) below), Anacor shall make the milestone and royalty payments to GSK set out in Section 6.6 of the Agreement for Products incorporating the applicable Anacor Development Compound from Project 1 or 4, as the case may be. For clarity, if Anacor does not request such license with respect to a particular Anacor Development Compound from Project 1 or Project 4, and provided the Anacor Development Compound does not fall within the scope of the HCV Patents, then Anacor shall have no payment obligations to GSK with respect to the development and commercialization of Products incorporating such Anacor Development Compound.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Project 3.

(i)            No license from GSK. Anacor shall have the following payment obligations to GSK with respect to each Product incorporating (A) one of the Collaboration Compounds from Project 3 listed on Exhibit 1A, or (B) any other Collaboration Compound from Project 3, or (C) a [ * ] compound discovered by Anacor after the Amendment Effective Date and prior to the expiration of the exclusivity period set forth in Section 7.1.2 of the Agreement ( i.e., October 5, 2016), that has (in the case of (B) or (C)) at least the threshold level of activity [ * ] as set forth on Exhibit 1B, and that in each case ((A), (B) or (C)) has been developed as a [ * ] (each, a “Project 3 Product”).

(1)         Anacor shall make the following non-refundable, non-creditable milestone payments to GSK following the first achievement of the corresponding milestone event by a Project 3 Product. Such payments shall be subject to the terms and conditions set forth in Sections 6.3.5, 6.8, 6.10 and 6.12 of the Agreement.

Event	Payment
[ * ]	[ * ]

(2)         Subject to Sections 6.9, 6.10 and 6.12 of the Agreement, Anacor shall pay to GSK a royalty on Net Sales of all Project 3 Products, at a rate of [ * ] of Net Sales. Such royalties with respect to a Project 3 Product shall commence upon the First Commercial Sale of such Product in a particular country in the Territory and will expire on a country-by-country basis [ * ] thereafter.

(ii)           License from GSK. If Anacor requests a license from GSK under Section 3 above with respect to a particular Anacor Development Compound from Project 3, Anacor shall make milestone and royalty payments to GSK at [ * ] of the levels set forth in Section 6.6 of the Agreement (i.e., milestone payments of [ * ], and royalties of [ * ]) for Products incorporating the applicable Anacor Development Compound. These payments shall be in addition to the milestone and royalty payment obligations set forth in sub-section (i) above. Such payments under this sub-section (ii) will be subject to Sections 6.3.5, 6.6.3, 6.8, 6.9, 6.10 and 6.12 of the Agreement.

(c)           For clarity, all payment obligations under sub-sections (a) and (b) above shall be subject to Sections 6.11 (Accounting) and 6.13 (Late Payments) of the Agreement.

5.             Intellectual Property. Termination of the Terminated Projects is without prejudice to the Parties’ ownership of the Anacor IP, GSK IP and Collaboration IP, as set forth in Section 8.1 of the Agreement. Notwithstanding the terms of Article 8 of the Agreement, the Parties’ rights and obligations with respect to Anacor Patents and Anacor-owned or jointly-owned Collaboration Patents claiming Collaboration Compounds in the Terminated Projects (the “Terminated Project Patents”), and with respect to GSK-owned Collaboration Patents claiming Collaboration Compounds in the Terminated Projects, all as listed in Exhibit 1C, shall be as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           Anacor shall have the sole right to Prosecute and Maintain the Terminated Project Patents, and GSK shall have no information, review or comment rights with respect thereto, except (i) in relation to any such Terminated Project Patents which fall within the scope of the license granted to GSK under Section 4.3.2 of the Agreement or Section 5 of Schedule 2 of this Amendment, in which case the terms of Section 8.2.1 and 8.2.2 of the Agreement shall continue to apply, and (ii) that GSK shall have the back-up rights set forth in Section 8.2.5 of the Agreement with respect to all jointly-owned Terminated Project Patents.

(b)           GSK shall assign and hereby does assign to Anacor GSK’s solely-owned Collaboration Patents claiming Collaboration Compounds in the Terminated Project 1, as set forth in Part 1 of Exhibit 1D (the “HCV Patents”) according to the terms of the Patent Assignment set forth in Part 2 of Exhibit 1D. The Patent Assignment shall be duly executed by the Parties within fifteen (15) days of the Amendment Effective Date in accordance with its terms, and shall take effect from the date of such execution, and thereafter the HCV Patents shall be treated as Anacor Patents for the purpose of Article 8 of the Agreement. GSK represents and warrants to Anacor that there are no other GSK solely-owned Collaboration Patents claiming Collaboration Compounds in the Terminated Projects other than the HCV Patents.

(c)           Costs associated with the Prosecution and Maintenance of the Terminated Project Patents shall be borne by Anacor.

(d)           Anacor shall have the sole right to enforce the Terminated Project Patents with respect to Competitive Infringement of any Collaboration Compounds from the Terminated Projects, and GSK shall have no rights with respect thereto.

(e)           Anacor shall have the rights to enforce GSK IP that is licensed to Anacor pursuant to Section 5.3.1 of the Agreement with respect to Collaboration Compounds from the Terminated Projects, as provided in and subject to the terms of Sections 8.5.1, 8.5.2 and 8.5.4 of the Agreement.

(f)            For the avoidance of doubt, nothing in this Section 5 shall affect GSK’s license and rights under Anacor IP as set forth in Section 4.3.2 of the Agreement and Section 5 of Schedule 2 of this Amendment, with respect to GSK Development Compounds.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1A

Project 3 Collaboration Compounds

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1B

Threshold Activity [ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1C

Patent Summary for Terminated Projects

Project 1 (HCV)

Compounds

Covered by:

[ * ]

Compounds

Covered by:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1C (continued)

Project 3 ([ * ])

[ * ]

Covered by:

[ * ]

[ * ]

Covered by:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1C (continued)

Project 4 ([ * ])

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1D

Part 1: HCV Patents

Compounds

Covered by:

[ * ]

Compounds

Covered by:

[ * ]

Part 2: Form of Patent Assignment for HCV Patents

Assignment

WHEREAS, I/we GlaxoSmithKline LLC, (formerly known as SmithKline Beecham Corporation), a limited liability company organized and existing under and by virtue of the laws of the State of Delaware and having its trading office address at One Franklin Plaza, 200 North 16th Street, Philadelphia, Pennsylvania 19102, USA and registered address at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 USA, hereby assigns to, Anacor Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 1060 East Meadow Circle, Palo Alto, CA 94303 USA, the entire right, title and interest in and to said inventions and improvements which are the subject of Appendix A attached hereto, and related applications and in and to any Letters Patent to be obtained therefore, in the United States, its territories and possessions and the rest of the world;

NOW, THEREFORE, to all whom it may concern, be it known that GlaxoSmithKline LLC, for good and valuable consideration unto me/us moving, the receipt whereof is hereby acknowledged, have sold, assigned and transferred, and by these presents do sell, assign and transfer my/our whole right, title and interest in and to said invention and improvements to said Anacor Pharmaceuticals, Inc., throughout the United States of America, its territories and possessions, and the rest of the world and in and to said application and any extensions, reissues, continuations, continuations-in-part, and any divisions thereof, and in and to any and all Letters Patent of the United States of America and the rest of the world;

AND, I/we do hereby authorize and request the issue of any Letters Patent in the respective areas referred to said Anacor Pharmaceuticals, Inc., as assignees of my/our whole right, title and interest in and to the same for the sole use and behalf of the said assignees, their successors and assigns as their interests appear herein;

AND, I/we warrant that I/we have not knowingly conveyed to others any right in said invention, improvements, applications or patents or any license to use the same or to make, use or sell

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

anything embodying or utilizing said invention and improvements and that I/we have good right to assign the same to Anacor Pharmaceuticals, Inc.,

AND, I/we the undersigned GlaxoSmithKline LLC for the consideration aforesaid, do hereby agree that I/we or my/our executors or legal representatives, will provide information and make, execute and deliver any and all other instruments in writing, and any and all further acts, application papers, affidavits, assignments and other documents which may be necessary or desirable to more effectually secure to and vest in said Anacor Pharmaceuticals, Inc., their successors and assigns, the whole right, title and interest in and to the said invention and improvements, applications, Letters Patent, rights, title and interest hereby sold, assigned and conveyed, or intended so to be.

GlaxoSmithKline LLC

Date:

State of               County of                                               ,

I,                                                                                     , a Notary Public for said County and State, do hereby certify that            appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the                day of                                         2011.

                                                                                    (Notary Public)                          My commission expires

Anacor Pharmaceuticals, Inc.

Date:

David P. Perry, President & Chief Executive Officer

State of         ,  County of                                               ,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2

Project 2 Modifications

1.             Termination of Research Obligations; [ * ].

(a)           As of the Amendment Effective Date, Anacor’s obligations to conduct Research Collaboration activities under the Agreement, including Sections 2.4 and 2.6, with respect to Project 2 are terminated, except with respect to the New Project 2 Research Program (as defined in Section 3), the Project 2 TB TPP Subprogram (as defined in Schedule 4) and as otherwise provided in this Schedule 2 and in Schedule 4. GSK’s rights under Sections 4.1.1(b) and 4.2 are hereby terminated with respect to Project 2. GSK’s rights under 14.5 (solely with respect to the exercise of Option rights upon a Change of Control Event) are hereby terminated with respect to Project 2, except as described in Section 3 below for the New Project 2 Research Program and in Schedule 4 for the Project 2 TB TPP Subprogram.

(b)           Anacor’s [ * ] obligations with respect to Project 2 shall remain in effect as provided in Section 7.1 of the Agreement, as amended in Section 1 sub-sections (c) and (d) below; provided, however, that Anacor shall have the right to research, develop, manufacture and commercialize Anacor TB Development Compounds in the TB Field in accordance with Schedule 4. For clarity, such obligations do not restrict Anacor from conducting research of Collaboration Compounds from Project 2 until such time (if ever) that such Collaboration Compounds become GSK Development Compounds, or of conducting research of any other compounds, so long as such activities are not directed towards the Project 2 Target (LeuRS), and provided such activities are limited to research only and not any other type of development activity. For the purpose of this Schedule 2, a “LeuRS Restricted Compound” and “LeuRS Activities” shall have the meanings set out in sub-section (e) below.

(c)           Section 7.1.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Except as set forth in Section 7.1.3(a)—(c) below, and subject to Section 1(b) of Schedule 2 of the Amendment, during the nine (9) year period after the Effective Date, Anacor shall not, either alone or with or for any Third Party, research, optimize, develop, or commercialize:

(a) for [ * ]:

(i) any Collaboration Compound that [ * ] and that is not an Anacor Development Compound, or any Product that incorporates such a Collaboration Compound; or

(ii) any other compound that [ * ], if [ * ] or if [ * ]; or

(b) for [ * ]:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) any Collaboration Compound that is not an Anacor Development Compound, or any Product that incorporates such a Collaboration Compound; or

(ii) any other compound [ * ] if [ * ] or if [ * ].

For clarity, this Section 7.1.2 shall not be construed as prohibiting Anacor, either alone or with or for any Third Party, from researching, developing or commercializing an Anacor Development Compound in the Field in the Territory; provided that for the purpose of this Section 7.1.2, the definition of “Anacor Development Compound” shall exclude any LeuRS Restricted Compound until such time as the relevant [ * ] period set out in this Section 7.1.2 or Section 7.1.4 below has expired.”

(d)           Section 7.1.3(d) of the Agreement is hereby amended by adding the following words to the start of Section 7.1.3(d):

“Except to the extent restricted under Section 7.1.2 above, and subject to Section 7.1.4 below”.

(e)           A new Section 7.1.4 is hereby added to the Agreement as follows:

“7.1.4 In the event GSK pays the BARDA Milestone Payment in accordance with Section 7 of Schedule 2 of the Amendment, the restrictions set forth in Section 7.1.2 above shall continue to apply during the Term of the Agreement for so long as GSK is actively pursuing or funding any LeuRS Activities.”

(f)            Two new definitions shall be added to the Agreement as follows:

“LeuRS Restricted Compound” shall mean a Collaboration Compound (other than GSK ‘052) that meets the threshold level of activity against LeuRS set forth on Exhibit 2B of Schedule 2 of the Amendment. For clarity, Collaboration Compounds meeting the criteria set forth in Exhibit 4D of Schedule 4 of the Amendment shall not be deemed LeuRS Restricted Compounds as from the date on which they become Anacor TB Development Compounds according to Schedule 4 of the Amendment.

“LeuRS Activities” shall mean the conduct of research and development activities by the Parties under the New Project 2 Research Program described in Schedule 2 of the Amendment, or by GSK in relation to a GSK Development Compound for LeuRS.

(g)           Promptly following the Amendment Effective Date, the Parties will establish a [ * ] assessment team to undertake a review of [ * ] LeuRS inhibitors for use in the treatment of [ * ]. Within [ * ], the team will undertake an assessment of available scientific literature and information, and the availability of external funding for drug discovery, and any other information considered appropriate by the team in consultation with appropriate experts. The team will prepare a proposal for discussion by the JRC, addressing potential strategies for drug discovery and development including scientific considerations (which shall include specificity criteria for [ * ] LeuRS inhibitors), options for funding, and recommendations for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

next steps. Such proposal will also be completed within the [ * ] period. Following completion of the proposal, the JRC will meet reasonably promptly, but in any event within [ * ] to discuss the proposal and make a recommendation based on such proposal. Within [ * ] following the JRC discussion, the Parties will decide whether to progress a collaborative research program. If the Parties agree to progress, then such program will be established as a new TPP Sub-program. If GSK elects not to collaborate on any such proposed program but Anacor nevertheless desires to progress such a program, then Anacor shall have the right to progress such program; provided that Anacor shall reasonably consider the outcome of the [ * ] assessment and the JRC’s recommendation, when determining the scope, objectives and deliverables of such program. GSK agrees that it shall not unreasonably withhold consent with respect to any amendment which may be needed to the terms of the Agreement or this Amendment in order for Anacor to progress such program on that basis. With respect to such consent, GSK shall act consistently with the proposal recommended by the JRC. If the Parties dispute whether GSK has unreasonably withheld its consent, the Parties shall submit such dispute to the dispute resolution process set forth in Section 3.1.4(b).

(h)           Article 8 of the Agreement shall be amended with respect to the New Project 2 Research Program of Project 2 as follows:

The third sentence of Section 8.1.2 shall be amended and replaced as follows: “Any Collaboration IP that is discovered, developed, invented or created jointly by or behalf of GSK and Anacor shall be owned jointly by GSK and Anacor, and all title and interest thereto shall be jointly owned by the Parties; provided that GSK shall and does hereby assign to Anacor any and all rights, title and interest in any such joint Collaboration IP pertaining to Collaboration Compounds from the New Project 2 Research Program which have not been selected by GSK as GSK Development Compounds, such assignment to take effect from the date of termination or expiry of the Research Collaboration Term for the New Project 2 Research Program, or such earlier date on which the Collaboration Compounds covered by such joint Collaboration IP (“Collaboration IP Compounds”) become Anacor Development Compounds under the terms of Schedule 2 of the Amendment; and provided further that in any event such assigned rights in Collaboration IP shall remain subject to the exclusive rights or licenses granted to a Party under this Agreement. Anacor shall pay milestones and royalties to GSK in respect of the use, manufacture, sale or commercialization of any compound which is covered by any such joint Collaboration IP assigned by GSK to Anacor under this Section 8.1.2 as if such assigned Collaboration IP were GSK IP pursuant to Sections 5.3.1 and 6.6.1(a), 6.6.2(c), 6.6.3 or 12.5.4, as applicable. For clarity, no such milestone or royalty payments shall be made if GSK is the licensee of such assigned Collaboration IP pursuant to Section 1(i) of Schedule 2 of the Amendment.”

(ii) In the event of an assignment of joint Collaboration IP pursuant to sub-section (i) above, the fourth sentence of Section 8.1.2 of the Agreement shall not apply

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii) For purposes of Article 8 of the Agreement, the selection of a GSK Development Compound shall be deemed to be an exercise of the Option for purposes of the provisions of Sections 8.2-8.5.”

(i)            In the event that Anacor develops any compound covered by Collaboration IP for which rights have been assigned by GSK to Anacor under Section 8.1.2 of the Agreement (as described in sub-section (h) above) (each, a “Collaboration IP Compound”), [ * ]

2.             Termination of Activities for Project 2 Terminated Compounds. The Parties acknowledge and agree that the milestone payment for Candidate Selection Compound declaration shall not be due or payable with respect to any of the Project 2 Collaboration Compounds [ * ] (the “Terminated Project 2 Compounds”). As of the Amendment Effective Date, (i) the Parties’ obligations to conduct any research or development activities with respect to the Terminated Project 2 Compounds under the Agreement shall immediately terminate, and (ii) neither Party shall have the right to conduct any further development or commercialization activities with respect to the Terminated Project 2 Compounds, nor have any rights or obligations (including payment obligations) under the Agreement with respect thereto, except for rights and obligations in respect of applicable intellectual property and confidentiality as provided under the Agreement. For clarity, the Terminated Project 2 Compounds shall not be considered Anacor Development Compounds, and no licenses are granted from either Party to the other Party to conduct any activities with respect to the Terminated Project 2 Compounds. With respect to Information provided by Anacor to GSK relating to the Terminated Project 2 Compounds, GSK represents and warrants that it has retained only that Information which it reasonably believes is necessary or useful for the New Project 2 Research Program.

3.             Additional Project 2 Research Activities.

(a)           At GSK’s sole discretion, GSK may initiate additional collaborative research activities under Project 2 to be conducted by the Parties in accordance with this Schedule 2, which may include activities directed to (i) the research and development of the compound referred to as [ * ] or (ii) other existing Collaboration Compounds or new compounds targeting the Project 2 Target (i.e., LeuRS), under one or more TPP Subprograms (such activities, collectively, the “New Project 2 Research Program”). The Research Collaboration Term set out in Section 2.3 of the Agreement shall be extended for [ * ] from the date on which any such New Project 2 Research Program is initiated by GSK, provided such initiation takes place before [ * ], and subject to any further extension agreed between the Parties. If once the New Project 2 Research Program has been initiated, GSK wishes to extend the Research Collaboration Term further (beyond the extension prescribed above) then in the event that Anacor does not agree to any such further extension, Anacor shall grant to GSK the necessary right and license under Anacor IP to continue the New Project 2 Research Program itself or through its nominated Third Party contractors in accordance with Section 5(b) below, it being understood that any such Third Party contractors will be selected by GSK according to GSK’s standard procedures, and will be subject to appropriate terms of engagement including with respect to confidentiality and protection of IP (including without limitation any Anacor IP). Any such continuation by GSK will be deemed to be a continuation of the Research Collaboration Term. GSK shall have the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

right to terminate the New Project 2 Research Program, or any Project 2 TPP Subprogram or compound within it, at any time. The consequences of any such termination shall be as set forth in Sections 8 and 9 below. If the Research Collaboration Term has been extended, but GSK has terminated the New Project 2 Research Program during such extension, then the Research Collaboration Term shall be deemed to expire as of the effective date of termination of the New Project 2 Research Program.

(b)           The New Project 2 Research Program will be overseen by the JRC, acting in accordance with Section 3.1 of the Agreement, except as modified under sub-section (c) below. The Parties shall agree prior to program commencement a Research Plan for the New Project 2 Research Program, including applicable Candidate Selection Criteria, together with the associated budget in accordance with Section 4 below. Notwithstanding Section 2.2 of the Agreement, the Research Plan will be updated jointly by the Parties through the Joint Project Team and submitted to the JRC for review. All decisions regarding the approval or modification of the Research Plan, the setting of Candidate Selection Criteria and Candidate Selection approval, in each case for the New Project 2 Research Program, will be reviewed and discussed by the JRC, provided that the final decision-making authority shall rest with GSK; provided further that neither the JRC nor GSK shall have the right to materially increase Anacor’s internal resource commitment under the Research Plan without Anacor’s prior written consent, not to be unreasonably withheld.

(c)           Section 3.1.4(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

“GSK shall have final decision-making authority with respect to any disputes concerning (i) the approval or modification of the Research Plan for the New Project 2 Research Program, provided that any such modification does not increase Anacor’s resource commitment without Anacor’s prior written consent, not to be unreasonably withheld; and (ii) the establishment of Candidate Selection Criteria for the New Project 2 Research Program and determining whether such Candidate Selection Criteria have been satisfied by a particular Collaboration Compound in the New Project 2 Research Program; and (iii) determining whether the TB Candidate Selection Criteria have been satisfied by a particular Collaboration Compound in the Project 2 TB TPP Subprogram; in each case without the requirement that such dispute first be presented to a Third Party expert as provided in Section 3.1.4(b), or subject to further review pursuant to Section 14.1.”

(d)           Upon initiation of the New Project 2 Research Program, the JRC shall establish a Joint Project Team to oversee the conduct of the Research Plan. The JPT shall consist of key representatives from both GSK and Anacor and shall meet [ * ] and at such places and times agreed to by the Parties. The JPT will be responsible for the day to day management, evaluation and direction of the activities and decisions associated with the Research Plan (including target selection, prioritization, compound progression and profiling). Decisions will be made by consensus with each Party having collectively one (1) vote in all decisions. In the event that the JPT is unable to reach a consensus decision on any matter for which it is responsible within [ * ] after it has met and attempted to reach such decision, then the matter shall be escalated to the JRC for resolution in accordance with Section 3.3 of the Agreement, and subject to Section 3.1.4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the Agreement (as amended in sub-section (c) above). The Parties will share relevant information and data regarding such activities freely through the JPT to facilitate the conduct of the Research Plan. Each Party will bear all expenses it incurs in relation to its participation in the JPT, including all travel and living expenses.

(e)           Anacor shall use Diligent Efforts to conduct, at GSK’s sole expense and in accordance with Section 2.4 of the Agreement and the agreed budget pursuant to Section 5 below, those activities for the New Project 2 Research Program allocated to Anacor under the Research Plan agreed under sub-section (b) above. GSK shall use Diligent Efforts to conduct, at GSK’s sole expense and in accordance with Section 2.4 of the Agreement and the agreed budget pursuant to Section 5 below, those activities for the New Project 2 Research Program allocated to GSK under the Research Plan agreed under sub-section (b) above; provided that this shall be without prejudice to GSK’s rights under sub-sections (a) and (c) above. Notwithstanding anything to the contrary in Section 2.4.2 of the Agreement, in the event of an Anacor Diligence Failure Event with respect to the New Project 2 Research Program, GSK’s rights under Section 2.4.2 will be limited to the New Project 2 Research Program, and the resulting GSK Development Compounds will include only the Leading Compound and [ * ] additional Collaboration Compounds from the New Project 2 Research Program selected by GSK. For clarity, notwithstanding the designation of any such compound as a GSK Development Compound pursuant to Section 2.4.2 of the Agreement and this sub-section (e), no milestone payment shall become due in respect of any such compound until such time as GSK determines the Candidate Selection Criteria have been met and elects to take up its exclusive license to such compound in accordance with Section 5, and only then in accordance with Section 6 below.

(f)            In the event of a Change of Control Event as described in Section 14.5 of the Agreement, GSK shall have the right to either: (i) continue the Agreement in full force and effect; or (ii) exercise [ * ] if [ * ], provided that [ * ] shall [ * ] as described in Section [ * ]. In the event of GSK’s election under subsection (ii), [ * ] under Section [ * ] will be [ * ] if [ * ].

4.             Research Budget and Funding.

(a)           GSK shall be solely responsible for all internal and external costs and expenses Anacor incurs to conduct its activities under the New Project 2 Research Program in accordance with a mutually agreed budget, as the same may be amended by GSK from time to time pursuant to Section 4(c) below (the “New Project 2 Research Budget”). The initial New Project 2 Research Budget shall be agreed prior to program commencement and included in the Research Plan. It is anticipated that Anacor will carry out [ * ] for the New Project 2 Research Program, it being understood and agreed by the Parties that such activities will be predominantly carried out by [ * ]. GSK will carry out [ * ] activities, unless otherwise agreed by the Parties. Anacor’s internal costs will be charged and budgeted at the actual fully-burdened FTE rate, which will be [ * ], subject to annual adjustments commencing [ * ] based on the increase in the CPI (San Francisco Bay Area) over the previous 12 months. Anacor’s external costs [ * ] will be charged and budgeted at [ * ] as incorporated in the Research Plan. Anacor will use reasonable efforts to conduct its activities in a cost effective manner so as to mitigate overall cost to GSK. GSK shall bear its own costs in connection with performing Research Collaboration activities for the New Project 2 Research Program.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Within [ * ] after the end of each calendar month during the Research Collaboration Term for the New Project 2 Research Program, Anacor shall submit to GSK an accurate and complete (i.e., maintained in accordance with Anacor’s then-current standard cost accounting methodology consistently applied and reasonably detailed) statement setting forth all costs and expenses actually incurred by Anacor in accordance with the then-current Research Plan during such calendar month, together with a corresponding invoice for such amount. GSK shall pay each invoice within [ * ] after receipt. In any event, GSK shall not be responsible for any internal or external costs or expenses or other amounts that Anacor incurred to conduct its activities under the New Project 2 Research Program (i) in any calendar quarter, to the extent that such amounts exceed (in aggregate) [ * ] of the amount shown in the New Project 2 Research Budget for such quarter, nor (ii) in any calendar year to the extent that such amounts exceed (in aggregate) [ * ] of the New Project 2 Research Budget for such calendar year, nor (iii) for any activities which were not in the Research Plan, unless in any of subsections (i), (ii) or (iii) such deviations were previously approved by the JRC. A review and reconciliation will be carried out by the Parties on a quarterly basis during each calendar year of the Research Collaboration Term to review in each case the total amount invoiced to GSK under this sub-section (b) during such calendar year up to the date of such reconciliation as compared to the New Project 2 Research Budget for the relevant year, in order to ensure the annual budget tolerance is not exceeded. Notwithstanding anything to the contrary in this Amendment or the Agreement, Anacor shall not be obligated to conduct any activity under the Research Plan for the New Project 2 Research Program that is not subject to reimbursement by GSK in accordance with this Section 4(b).

(c)           The New Project 2 Research Budget shall be reviewed by the Parties via the JRC and updated by GSK annually and concurrently with the update of the Research Plan by the Joint Project Team pursuant to Section 2.2 of the Agreement and Section 3(b) above, or more often as necessary upon [ * ] prior written notice to Anacor; provided, however, that if Anacor has committed to or incurred costs for any activity or material included in the New Project 2 Research Budget prior to such amendment by GSK, GSK shall not reduce the budgeted amount for any such activity or material to an amount that is less than the costs already committed or incurred by Anacor with respect to such activity or material. For the avoidance of doubt, in the event that GSK amends the New Project 2 Research Budget as set forth in this Section 4, the Parties will concurrently review and amend, if necessary, the then-current Research Plan to ensure consistency between the Parties’ obligations under Section 2.4 of the Agreement, the amended budget and the Research Plan.

(d)           Each Party shall have the rights and obligations set forth in Section 2.4.1(d) of the Agreement with respect to the New Project 2 Research Program.

(e)           In the event that GSK wishes to secure funding from any governmental or non-governmental body with respect to the conduct of any activities under the New Project 2 Research Program or with respect to the research and development of any GSK Development Compound from Project 2, GSK shall inform Anacor through the JRC and Anacor agrees to consider in good faith and not unreasonably withhold consent to any amendments which may be needed to the terms of the Agreement or this Amendment in order to secure such funding. In the event that Anacor wishes to secure funding from any governmental or non-governmental body

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to the conduct of any activities for the development of LeuRS compounds, including for biothreat indications, Anacor shall inform GSK through the JRC and if the JRC determines that such activities and funding should be pursued, GSK and Anacor each agree to consider in good faith and not unreasonably withhold consent to any amendments which may be needed to the terms of the Agreement or this Amendment in order to secure or implement such funding. Upon the grant of any such funding, such activities will be included in the New Project 2 Research Program. The Parties agree to coordinate their respective efforts to obtain any such funding from any governmental or non-governmental body.

5.             Candidate Selection.

(a)           The Joint Project Team shall provide the JRC with a Candidate Selection Activities Report for any Collaboration Compound arising from the New Project 2 Research Program pursuant to Section 2.6.5(b) of the Agreement, and if the JRC agrees (or GSK otherwise determines in accordance with Section 1 sub-sections (b) and (c) above) that the applicable Collaboration Compound meets the applicable Candidate Selection Criteria, then GSK shall have the right to the exclusive license set forth in sub-section (b) below. Sections 4.1.1, 4.2.1(b) and 4.2.1(f) of the Agreement shall not apply to the New Project 2 Research Program.

(b)           Within [ * ] after the JRC’s (or GSK’s, as applicable) confirmation that a particular Collaboration Compound from the New Project 2 Research Program satisfies the applicable Candidate Selection Criteria, GSK shall notify Anacor if it wishes to exercise its rights to be granted an exclusive license to develop and commercialize such Candidate Selection Compound as a GSK Development Compound by delivering to Anacor written notice to that effect, within such [ * ] period. Upon receipt of such written notice from GSK, such Candidate Selection Compound will be deemed a GSK Development Compound, and GSK will have the license set forth in Section 4.3.2 of the Agreement with respect to such GSK Development Compound. At GSK’s request following selection of a Candidate Selection Compound, the Parties will discuss the continuation of the Research Plan for the relevant TPP Subprogram from which such Candidate Selection Compound was selected in accordance with the principles set out in this Amendment, provided that if Anacor declines to continue the Research Plan for the relevant TPP Subprogram following a request from GSK to continue, then Anacor shall notify GSK and GSK shall have the right to select [ * ] additional Collaboration Compounds from such TPP Subprogram within [ * ] of such notice not to continue from Anacor, and Anacor will grant GSK the license set forth in Section 4.3.2 of the Agreement to further develop such additional Collaboration Compounds, and will carry out the technology transfer under Section 4.4 of the Agreement with respect to such additional Collaboration Compounds; provided that no milestone payments shall be payable in respect of any such additional Collaboration Compound until such time as it achieves the Candidate Selection Criteria and (at GSK’s sole discretion) is selected by GSK as a GSK Development Compound in accordance with the terms of this Section 5, and then only in accordance with Section 6 below.

(c)           If at the expiration of the Research Collaboration Term for the New Project 2 Research Program no Collaboration Compound has achieved the Candidate Selection Criteria as determined by the JRC, or GSK as applicable, then at GSK’s request the Parties agree to discuss an extension of the Research Collaboration Term, including amending the applicable Research

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Plan, through arrangements to be mutually agreed upon by the Parties in accordance with the principles set out in this Schedule 2. In the event that Anacor does not agree to such an extension in respect of the New Project 2 Research Program (or any TPP Subprogram within it) or if the Parties cannot agree the applicable terms, then GSK shall have the right to select [ * ] Collaboration Compounds from the New Project 2 Research Program (or relevant TPP Subprogram, as applicable) within [ * ] of notice not to continue from Anacor, and Anacor will grant GSK the license set forth in Section 4.3.2 of the Agreement to further develop such Collaboration Compounds, and will carry out the technology transfer under Section 4.4 of the Agreement with respect to such Collaboration Compounds; provided that no milestone payments shall be payable in respect of any such Collaboration Compound until such time as it achieves the Candidate Selection Criteria and at GSK’s sole discretion is selected by GSK as a GSK Development Compound in accordance with sub-sections (a) and (b) above, and then only in accordance with Section 6 below.

(d)           A listing of Patents relating to Project 2 as at the Amendment Effective Date is set forth in Exhibit 2A of this Schedule 2; provided that such listing is representative only, and is not meant to be a complete and exhaustive list, nor to narrow the scope or definition of Patents applicable to Project 2, according to the definition set forth in the Agreement.

6.             GSK’s Payment Obligations.

(a)           With respect to the GSK Development Compounds from the New Project 2 Research Program, GSK will have milestone payment obligations to Anacor as set forth in Section 6.3.2(a) of the Agreement (notwithstanding the second sentence thereof), [ * ], and royalty payment obligations as set forth in the column labeled [ * ] in Section 6.5.2 of the Agreement (notwithstanding the clarification (1) at the end of Section 6.5.2), each adjusted as provided in sub-sections (d) and (e) below. For clarity, such milestone payments will be due for the first [ * ] GSK Development Compounds selected by GSK from the New Project 2 Research Program, to achieve the applicable milestones, except as set out in sub-section (b) below.

(b)           If at any time following declaration of Candidate Selection, GSK terminates development of any such GSK Development Compound (“Terminated GSK Development Compound”) for which milestone payments were payable under this Section 6, then any remaining milestone payments which would have become payable for such Terminated GSK Development Compound but for such termination shall instead be paid in respect of the next Collaboration Compound to achieve the Candidate Selection Criteria and be selected by GSK as a GSK Development Compound pursuant to Section 5, in each case at the point at which such GSK Development Compound achieves the relevant milestone in respect of which the corresponding payment has not already been made for the Terminated GSK Development Compound. For clarity, each milestone can only be achieved once by any individual GSK Development Compound from the New Project 2 Research Program, and will only be paid a maximum of [ * ] times pursuant to this Section 6 irrespective of the number of GSK Development Compounds which achieve the relevant milestone.

(c)           The milestone payments set out in this Section 6 are not applicable to GSK ‘052; however for clarity, such milestone payments will apply to any Back-Up Compound selected by

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GSK for GSK ‘052, subject to the limits on GSK’s milestone obligations set out in sub-sections (a) and (b) above.

(d)           If GSK commits by [ * ] to fund a Research Plan for the New Project 2 Research Program with an associated New Project 2 Research Budget of at least [ * ] covering Anacor’s costs and expenses for the conduct of such New Project 2 Research Program, and if GSK does actually fund [ * ] of Anacor’s costs and expenses for the New Project 2 Research Program, then the milestone payments and royalties due under this Section 6 will be reduced by [ * ] from the amounts set forth in Sections 6.3.2(a) and 6.5.2 of the Agreement. If GSK does not so commit by [ * ] or actually fund such amount, then such milestone payments and royalties will be [ * ].

(e)           The milestone payments and royalties due under this Section 6 shall be further adjusted from the adjusted amounts calculated according to sub-section (d) above by the relevant reduction set forth in Section 6.3.4(d) of the Agreement, according to the Target Product Profile for the relevant GSK Development Compound.

7.             Additional Milestone. Upon the occurrence of both (i) receipt of funding commitment from the US Department of Health and Human Services’ Biomedical Advanced Research and Development Authority (“BARDA”) [ * ] to support the ongoing development program for GSK’052 and (ii) the earlier of (A) an affirmative “Commit to Medicine Development” decision by GSK for GSK ‘052 or equivalent decision, such decision being based on achieving acceptable (as so determined by GSK) patient safety, efficacy and tolerability profile [ * ] or (B) initiation of [ * ] (any such decision or commencement under sub-section (ii) being referred to as “Decision #1”), GSK shall make a one-time, non-refundable, non-creditable milestone payment (the “BARDA Milestone Payment”) to Anacor of [ * ]; provided that if Decision #1 occurs (a) after [ * ], but on or before [ * ], such amount will be increased to [ * ], or (b) after [ * ], but on or before [ * ], such amount will be increased to [ * ], or (c) after [ * ], such amount will be increased to [ * ]. GSK shall notify Anacor within [ * ] after Decision #1, and will make such payment within [ * ] following receipt of an invoice from Anacor therefor, such receipt to be issued by Anacor no earlier than such notification from GSK to Anacor. For clarity, GSK shall not be obliged to pay the BARDA Milestone Payment unless the events in both (i) and (ii) above have occurred. GSK may however elect, in GSK’s sole discretion, to pay the BARDA Milestone Payment at any time within the period of [ * ], even if the events in (i) and (ii) have not occurred, in order to secure the rights set forth in Section 7.1.4 of the Agreement. The BARDA Milestone Payment is in addition to the milestone payments described in Section 6 above and any milestone payments under the Agreement for GSK ‘052.

8.             GSK Development Termination. GSK may at its sole discretion, and without any penalty or liability, terminate its development or commercialization of any or all of the GSK Development Compounds from the New Project 2 Research Program (or any Product containing any such GSK Development Compound) upon written notice to Anacor. The effects of any such termination shall be as follows:

(a)           If GSK terminates development of all of the GSK Development Compounds (and Products containing such GSK Development Compounds) arising from the New Project 2 Research Program, then:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)            where at the time of such termination GSK is no longer pursuing or funding any LeuRS Activities, or if the relevant [ * ] period has expired according to Section 7.1.2 or 7.1.4 of the Agreement (as applicable, and as described in Section 1 of this Schedule), the terms of Section 5.3.2 of the Agreement shall apply in respect of such GSK Development Compounds (or Products containing such GSK Development Compounds) which shall become Anacor Development Compounds according to the terms set out therein, and subject to applicable payments under Section 6.6 of the Agreement if Anacor obtains a license from GSK under Section 5.3.1 of the Agreement; and

(ii)           where at the time of such termination GSK is still pursuing or funding other LeuRS Activities and the relevant [ * ] period has not yet expired according to Section 7.1.2 or 7.1.4 of the Agreement (as applicable), then such GSK Development Compounds shall not be further developed or commercialized by either Party during the Term of the Agreement, until such time as either GSK terminates all LeuRS Activities or the relevant [ * ] period expires (whichever occurs earlier), at which time such GSK Development Compounds (or Products containing such GSK Development Compounds) shall become Anacor Development Compounds in accordance with subsection (a)(i) above.

(b)           If GSK terminates development of one but not all of the GSK Development Compounds (or Product containing such GSK Development Compounds) arising from the New Project 2 Research Program, or if GSK terminates development of any such GSK Development Compound (or Product containing such GSK Development Compound) but at the time of such termination GSK is still pursuing or funding other LeuRS Activities, then such GSK Development Compound (or Product containing such GSK Development Compound, as applicable) shall not be further developed or commercialized by either Party during the Term of the Agreement until such time as GSK terminates all LeuRS Activities, or the relevant [ * ] period expires (if earlier) according to Section 7.1.2 or 7.1.4 of the Agreement (as applicable), at which time such GSK Development Compound (or Product containing such GSK Development Compound) shall become an Anacor Development Compound in accordance with subsection (a)(i) above.

(c)           Upon termination of any GSK Development Compound, all licenses in and to the Anacor IP for such GSK Development Compound (and for Product containing such GSK Development Compound) as granted to GSK by Anacor under Section 5 above, together with all payment obligations of GSK in respect of such GSK Development Compound (and Product containing such GSK Development Compound) under Section 6 above, shall immediately terminate.

(d)           Upon termination of any GSK Development Compound which becomes an Anacor Development Compound according to the terms of this Section 8, GSK shall transfer or make electronically available to Anacor upon mutually agreeable terms, at no cost to Anacor and as soon as reasonably practicable after such termination, all Information and material in its possession and Control with respect to such Anacor Development Compound, and shall exclusively license or assign to Anacor any regulatory filings to the extent pertaining specifically to any such Anacor Development Compound.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           For the avoidance of doubt, nothing in this Schedule 2 shall affect Anacor’s rights in the event of termination of development and commercialization of GSK ‘052, which shall remain as set forth in Section 5.3.2 of the Agreement (as restated in Schedule 3 of this Amendment) such that GSK ‘052 shall become an Anacor Development Compound upon GSK’s termination of development and commercialization of GSK ‘052 and all Products containing GSK ‘052.

9.             Unilateral Termination of New Project 2 Research Program by GSK.

Section 12.5.2 of the Agreement shall not apply to the unilateral termination by GSK of the New Project 2 Research Program, or any or all of the Collaboration Compounds under such New Project 2 Research Program. Instead, in the event that GSK terminates the New Project 2 Research Program in its entirety, then (except where such termination is for a reason set out in Section 12.5.3 of the Agreement, in which case the provisions of that Section shall continue to apply) notwithstanding anything contained in the Agreement or this Amendment to the contrary:

(i) the Parties shall cease all work under the New Project 2 Research Program and GSK shall pay Anacor for all such work carried out prior to the date of termination in accordance with Section 4;

(ii) all rights under Section 5 above for GSK to obtain a license in respect of any Collaboration Compounds which have not yet been selected as GSK Development Compounds shall terminate;

(iii) all licenses already granted to GSK in respect of GSK Development Compounds under Section 5, and all payment obligations under Section 6 of this Schedule in respect of such GSK Development Compounds, shall survive such termination;

(iv) if at the date of such termination (A) GSK is no longer pursuing any other LeuRS Activities or (B) the relevant [ * ] period has expired according to Section 7.1.2 or 7.1.4 of the Agreement (as applicable), then all Collaboration Compounds from the New Project 2 Research Program shall become Anacor Development Compounds, all of Anacor’s [ * ] obligations under Section 7.1 of the Agreement in respect of such Anacor Development Compounds shall terminate, and Anacor will thereafter have all rights, itself or with or through an Affiliate or Third Party, as provided in Section 5.3.1 of the Agreement, to develop and commercialize any such Anacor Development Compound in the Field at Anacor’s sole expense, subject to applicable payments under Section 6.6 of the Agreement if Anacor obtains a license from GSK under Section 5.3.1 of the Agreement.

(v) if at the date of such termination GSK is pursuing or funding other LeuRS Activities and the relevant [ * ] period according to Section 7.1.2 or 7.1.4 of the Agreement (as applicable) has not expired, then those Collaboration Compounds from the New Project 2 Research Program which do not meet the threshold level of activity for LeuRS set forth in Exhibit 2B will become Anacor Development Compounds, for which Anacor shall have the rights under Section 5.3.1 of the Agreement subject to applicable payments

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under Section 6.6 of the Agreement (as described in subsection (a)(iv) above, and subject to the [ * ] provisions set forth in Section 7.1.2 of the Agreement (as described in Section 1 above); and those Collaboration Compounds from the New Project 2 Research Program which do meet the threshold level of activity for LeuRS set forth on Exhibit 2B shall not be further developed or commercialized by either Party during the Term of the Agreement, unless and until GSK terminates all LeuRS Activities, at which time such Collaboration Compounds shall become Anacor Development Compounds pursuant to sub-section (iv) above and subject to the payment obligations referred to therein.

(vi) In the event that GSK terminates development of any individual Collaboration Compound within the New Project 2 Research Program, but not the program in its entirety, then such Collaboration Compound shall not be further developed or commercialized by either Party during the applicable exclusivity period of the Agreement unless and until GSK terminates the New Project 2 Research Program in its entirety, at which point subsections (iv) and (v) above shall apply.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2A

Patent Summary for Project 2 — LeuRS

This list is representative only, and is not meant to be a complete and exhaustive list. As per the Agreement, this IP schedule encompasses, whether or not expressly listed, (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisions, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts, for any of the following listed applications.

Project 2 (LeuRS – General)

[ *]
Covered by:
[ *]

[ *]
Covered by:
[ *]

[ *]
Covered by:
[ *]

Project 2 (LeuRS – [ *])

[ *]
Covered by:
[ *]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2A (continued)

[ * ]
Covered by:
[ * ]

[ * ]
Covered by:
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2A (continued)

Project 2 ([ * ])

[ * ]
Covered by:
[ * ]

[ * ]
Covered by:
[ * ]

[ * ]
Covered by:
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2B

LeuRS Restricted Compound Criteria

1) [ * ]

AND

2) [ * ],
or
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 3

AMENDMENTS TO REFLECT US GOVERNMENT RIGHTS
ASSOCIATED WITH FUNDING FOR
CERTAIN GSK DEVELOPMENT COMPOUNDS

This Schedule 3 is entered into and made effective as of the 2nd day of September, 2011 by and between Anacor and GSK.

For the purposes of this Schedule 3, the following capitalized terms shall have the meanings set forth below:

(i)                                     References to the “Agreement” shall mean the Research and Development Collaboration, Option and License Agreement between Anacor and GSK dated October 5, 2007 (as subsequently amended on December 15, 2008; May 20, 2009; and July 21, 2009).

(ii)                                  References to the “Master Amendment Agreement” shall mean the Master Amendment to the Agreement signed by the Parties as of the date hereof, of which this Schedule forms part.

(iii)                               References to “FAR Regulations” shall mean the Federal Acquisition Regulations: 52.227-11 Patent Rights—Ownership by the Contractor; 52.227-14 Rights in Data—General; and 52.227-16 Additional Data Requirements).

(iv)                              Other capitalised terms used in this Schedule shall have the same meaning as given in the Agreement, unless otherwise stated.

WHEREAS,

(1)          GSK is currently conducting the research and development of the GSK Development Compound known as GSK’052 (LeuRS inhibitor for Gram Negative bacterial infections), and has applied for funding from the US Department of Health and Human Services’ Biomedical Advanced Research and Development Authority (BARDA) to support its ongoing development program.

(2)          Any contract awarded by the US Government that funds research and development of a GSK Development Compound will be subject to the FAR Regulations including (inter alia) the rights of US Government prescribed therein with respect to data and licenses to subject inventions (as further described below).

(3)          Anacor and GSK wish to amend the terms of the Agreement to give effect to such US Government rights, on the terms set out below.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and agreements set forth in the Master Amendment Agreement, the Parties agree as follows:

1.               Section 5.3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

5.3.2. GSK Development Termination. After exercising an Option with respect to a particular set of GSK Development Compounds (i.e., a particular Collaboration Compound and Back-Up Compounds related thereto), GSK may, at its sole discretion and without any penalty or liability, terminate its development or commercialization of the GSK Development Compounds for a Project upon written notice to Anacor. In such event: (a) all licenses in and to the Anacor IP for such GSK Development Compounds granted to GSK by Anacor shall be immediately terminated, and (b) GSK (i) hereby grants, conditional upon the occurrence of such termination, an exclusive license (subject to any and all intellectual property rights acquired by the US Government under any contract executed between the US Government and GSK in response to a solicitation for funding for the GSK Development Compound(s) GSK’052 and any Back-Up Compounds related thereto (collectively, the “Funding Contracts”), including without limitation [ * ] as described in and pursuant to the FAR Regulations), with the right to grant sublicenses, to Anacor under GSK IP for the use, manufacture, sale or commercialization of such Anacor Development Compound to further develop and commercialize such Anacor Development Compound as a Product in the Territory in the Field, (ii) shall transfer to Anacor, as soon as reasonably practicable after such termination, all Information and material in its possession and Control with respect to such Anacor Development Compound, and (iii) shall assign to Anacor any regulatory filings related to such Anacor Development Compound. In the event of such termination, Anacor shall owe to GSK the applicable milestone and royalty payments set forth in Article 6 for such Anacor Development Compound.

2.               The Parties agree that, to the extent that the US Government rights referred to in Section 5.3.2 as set out above would conflict with any other terms of the Agreement or the Master Amendment Agreement, or with any other obligations of GSK under the Agreement or the Master Amendment Agreement, then such terms or obligations will be deemed to be modified by and subject to such US Government rights.

3.               GSK shall (a) elect to retain title to all subject inventions under the Funding Contracts and withhold data or designate data as “limited rights data” under the Funding Contracts pursuant to the FAR Regulations (in each case to the maximum extent permitted under the FAR Regulations), (b) use reasonable efforts to secure confidential treatment of any Information (including annual reports) provided by GSK to the US Government in connection with the Funding Contracts and (c) keep Anacor reasonably updated on the US Government’s rights in any such subject inventions.

4.               This Schedule is being entered into simultaneously with and as part of the Master Amendment Agreement. In the event of any conflict between the terms of this Schedule and any other term of the Agreement or the Master Amendment Agreement with respect to the subject matter contained in this Schedule (namely the amendments to the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement to reflect US Government rights under FAR Regulations), the terms of this Schedule shall prevail.

This Schedule is hereby agreed.

Signed

Anacor Pharmaceuticals, Inc.

By:	/s/ David P. Perry
Name: David P. Perry
Title: President & Chief Executive Officer

Signed

GlaxoSmithKline LLC

By:	/s/ Justin Huang
Name: Justin Huang
Title: Assistant Secretary for GlaxoSmithKline LLC

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4

Project 2 TPP Subprogram: Tuberculosis

1.             Tuberculosis Subprogram.

(a)           The Parties have agreed to conduct a TPP Subprogram of Project 2 under the Agreement for the discovery of novel boron-containing compounds [ * ], for the treatment and prophylaxis of tuberculosis infection in humans (the “TB Field”). The Project 2 TB TPP Subprogram (as defined below) will be performed by Anacor and GSK according to an agreed Research Plan, and overseen by the applicable JRC (according to the terms of Section 9 in the Overview section for this Amendment) acting in accordance with Section 3.1 of the Agreement, except as modified in this Schedule 4. All decisions regarding the approval or modification of the Research Plan, the setting of Candidate Selection Criteria and Candidate Selection approval (all as described in this Schedule 4) will be subject to mutual agreement of the Parties through the JRC, provided that if the JRC is unable to reach a consensus decision within [ * ] after it has met and attempted to reach such decision, the final decision making authority shall rest with GSK except as otherwise expressly provided in this Schedule 4. Section 3.1.4(a) of the Agreement shall be amended as set forth in Section 3(c) of Schedule 2 of this Amendment.

(b)           Within [ * ], the JRC shall establish a new Joint Project Team to oversee the conduct of the Project 2 TB TPP Subprogram. The JPT shall consist of key representatives from both GSK and Anacor and shall meet at least [ * ] and at such places and times agreed to by the Parties. The JPT will be responsible for the day to day management, evaluation and direction of the activities and decisions associated with the Research Plan (including target selection, prioritization, compound progression and profiling). Decisions of the JPT will be made by consensus with each Party having collectively one (1) vote in all decisions. In the event that the JPT is unable to reach a consensus decision on any matter for which it has responsibility within [ * ] after it has met and attempted to reach such decision, then the matter shall be escalated to the JRC for resolution in accordance with Section 3.3 of the Agreement, and subject to Section 3.1.4 of the Agreement (as amended in sub-section (a) above). The Parties will share relevant Information and data regarding the conduct of the Research Plan freely through the JPT to facilitate the conduct of the Research Plan. Each Party will bear all expenses it incurs in relation to its participation in the JPT, including all travel and living expenses.

(c)           The Research Plan for the Project 2 TB TPP Subprogram (as defined below) is attached to this Schedule 4 as Exhibit 4B, subject to amendments in accordance with this sub-section (c). Notwithstanding Section 2.2 of the Agreement, from time to time during the Research Collaboration Term (but no less frequently than once per year), the Joint Project Team shall update such Research Plan and submit it to the JRC for review, comment and approval by unanimous consent of the JRC, acting in accordance with Section 3 sub-section (c) below. It is anticipated that Anacor will be responsible for the [ * ] activities for the Project 2 TB TPP Subprogram as set forth in Exhibit 4B, and GSK will carry out [ * ] activities, unless otherwise agreed by the Parties and specified in the updated Research Plan.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           The Research Collaboration Term with respect to the Project 2 TB TPP Subprogram shall commence on the Amendment Effective Date and shall expire on the earlier of: (a) [ * ], or (b) the date upon which the JRC determines that a Collaboration Compound has successfully achieved the TB Candidate Selection Criteria, except as otherwise provided in Section 4 below. Notwithstanding the foregoing, the Research Collaboration Term for the Project 2 TB TPP Subprogram may be extended for up to [ * ] by mutual written agreement of the Parties; provided that if Anacor does not wish to extend the Research Collaboration Term following a request by GSK to do so, then GSK shall have the rights under Section 4 below to continue the Project 2 TB TPP Subprogram itself or through its nominated third party contractors. Any such third party contractors shall be selected by GSK according to GSK’s standard procedures, and will be subject to appropriate terms of engagement including with respect to confidentiality and protection of IP (including without limitation any Anacor IP).

(e)           Each Party shall use commercially reasonable efforts to conduct those activities for the Project 2 TB TPP Subprogram allocated to such Party under the Research Plan. Notwithstanding anything to the contrary in Section 2.4.2 of the Agreement, in the event of an Anacor Diligence Failure Event with respect to the Project 2 TB TPP Subprogram, GSK’s rights under Section 2.4.2 will be limited to the Project 2 TB TPP Subprogram, and the resulting GSK Development Compounds will include only the Leading Compound and [ * ] additional Collaboration Compounds in the Project 2 TB TPP Subprogram selected by GSK. The applicable royalty payable by GSK pursuant to Section 2.4.2 will be [ * ] of the applicable royalty set out in Section 10(c) below. For clarity, as provided in Section 2.4.2, no regulatory approval or commercialization milestones shall apply in respect of such development or commercialization by GSK following an Anacor Diligence Failure Event. In the event of a Change of Control Event as described in Section 14.5 of the Agreement, GSK’s rights under subsection (ii) (B) of that Section shall be limited to the Leading Compound and [ * ] additional Collaboration Compounds in the Project 2 TB TPP Subprogram selected by GSK.

(f)            During the Research Collaboration Term for the Project 2 TB TPP Subprogram, Anacor shall not, either alone or with or for any Third Party, research, develop or commercialize any Collaboration Compound from the Project 2 TB TPP Subprogram that is not an Anacor TB Development Compound in the TB Field; nor any Anacor TB Development Compound for the treatment or prophylaxis of any bacterial infection outside the TB Field.

2.             Additional Definitions; Amendment to the Agreement. For the purpose of this Schedule 4 and, as applicable, Schedule 5 of this Amendment, the following capitalized terms shall have the meanings set forth in this Section 2, and amendments to Articles of the Agreement with respect to the Project 2 TB TPP Subprogram shall be as follows:

(a)           “Anacor TB Development Compound” means (i) a Collaboration Compound for which Anacor retains the right to continue to research, develop, manufacture and commercialize pursuant to GSK’s decision to terminate the development of a GSK TB Compound, including all Back-Up TB Compounds related thereto, according to the terms of Section 9 below or (ii) if the Research Collaboration Term for the Project 2 TB TPP Subprogram expires without GSK designating any GSK TB Compounds, all Collaboration Compounds from the Project 2 TB TPP Subprogram that satisfy the criteria set forth in Exhibit 4D, in each case as

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such Collaboration Compounds are identified by the Joint Project Team to the JRC, or (following dissolution of the Joint Project Team and/or JRC) as subsequently identified by Anacor to GSK, subject to GSK’s rights in Section 4(b) below. An Anacor TB Development Compound will be deemed an Anacor Development Compound for all purposes under the Agreement, except for Sections 5.3.2 (GSK Development Termination), 6.6 (Payments by Anacor — No Exercise of Option by GSK) and 6.7 (Payments by Anacor — Post-Option Termination by GSK). For clarity, any Collaboration Compound which does not meet the criteria set forth in Exhibit 4D shall in each case not constitute an Anacor TB Development Compound.

(b)           “Back-Up TB Compound” means any one of up to [ * ] additional Collaboration Compounds within the Project 2 TB TPP Subprogram that are selected by GSK at the time of GSK TB Compound designation pursuant to Section 4(a) of this Schedule 4 following the achievement of the TB Candidate Selection Criteria by the first Collaboration Compound within the Project 2 TB TPP Subprogram.

(c)           “Distribution (TB)” means all activities related to the distribution of a GSK TB Compound, Anacor TB Development Compound or a TB Product in a country that are undertaken by or on behalf of a Party after TB Regulatory Approval for a particular TB Product in such country.

(d)           “Distribution (TB) Through the Public Sector” means distribution, disposition or use by or on behalf of a Public Sector Agency of a TB Product for Distribution (TB) for use in the TB Field.

(e)           “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

(f)            “GSK TB Compound” means (i) a Collaboration Compound that the JRC (or GSK, as applicable) determines meets the TB Candidate Selection Criteria and is selected by GSK pursuant to Section 4(a) below, and (ii) up to [ * ] Back-Up TB Compounds to such Collaboration Compound that are identified by GSK by written notice to Anacor. A GSK TB Compound will be deemed a GSK Development Compound for all purposes under the Agreement, except for Sections 4.3.2 (License Grants — Development and Commercialization), 4.4 (Technology Transfer after GSK’s Option Exercise), 5.1 (GSK Development and Commercialization), 5.2 (GSK Diligence), 5.3.2 (GSK Development Termination), 6.4 (Commercialization Milestones), 6.5 (Royalties), 6.6 (Payments by Anacor — No Exercise of Option by GSK) and 6.7 (Payments by Anacor — Post-Option Termination by GSK).

(g)           “Major Pharmaceutical Market” means any of [ * ].

(h)           “Manufacturing Costs” means the fully allocated cost of manufacturing products. Fully allocated cost is defined as standard cost plus or minus actual cost variances and comprises all direct costs (including labor, materials, energy, utilities, quality control or other costs incurred directly in the manufacturing of product) and indirect costs (including administrative labor costs, manufacturing facility and equipment maintenance, relevant insurance, and depreciation of manufacturing equipment and manufacturing facilities)

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

specifically allocable to the production and delivery of the product; such calculation and allocation being based upon generally accepted accounting principles and consistent with the normal accounting practices for all products manufactured in the applicable facility.

(i)            “[ * ] Country (TB)” means a country in which (i) a TB Product is Distributed (TB) Through the Public Sector and (ii) GSK sells all such TB Product to a Public Sector Agency [ * ].

(j)            “Project 2 TB TPP Subprogram” means the Research Collaboration activities conducted by Anacor and/or GSK pursuant to the Research Plan, and the development activities conducted by GSK after achievement of the TB Candidate Selection Criteria, for the discovery, use, manufacture and development in the TB Field of Collaboration Compounds or GSK TB Compounds, as applicable, that are inhibitors of LeuRS.

(k)           “Public Sector Agency” means any Governmental Authority or entity organized under applicable tax laws as a non-profit or public benefit organization or entity, including, without limitation, ministries of health, governmental organizations such as the World Health Organization or UNICEF, non-governmental organizations operating for the provision of health care within the public health area such as Médecins sans Frontières or the primary recipient of funding from the Global Fund to Fight Aids, Tuberculosis and Malaria. Public Sector Agencies specifically exclude any non-state or government-supported hospitals and clinics who wish to purchase TB Product or Malaria Product, as applicable, directly in small quantities for their own use.

(l)            “TB Candidate Selection Criteria” means the criteria attached to this Schedule 4 as Exhibit 4A, as the same may be amended from time to time by unanimous agreement of the JRC in writing. The TB Candidate Selection Criteria shall be deemed Candidate Selection Criteria for all purposes under the Agreement. Such TB Candidate Selection Criteria shall be reasonably consistent with Candidate Selection Criteria for other Projects within the Agreement.

(m)          “TB Product” means any product that includes a GSK TB Compound or Anacor TB Development Compound, as applicable, or any base form, prodrug, ester, salt form, crystalline polymorph, hydrate or solvate thereof, whether or not as the sole active ingredient and in any dosage, form or formulation. A TB Product will be deemed a Product for all purposes under the Agreement, except for Sections 4.3.2 (License Grants — Development and Commercialization), 6.4 (Commercialization Milestones) and 6.5 (Royalties).

(n)           “TB Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a TB Product in the TB Field in a country or regulatory jurisdiction, which may include, without limitation, satisfaction of all applicable regulatory and notification requirements, but which shall exclude any pricing and reimbursement approvals.

(o)           Article 8 of the Agreement shall be amended with respect to the Project 2 TB TPP Subprogram as follows:

(i)            The third sentence of Section 8.1.2 shall be amended and replaced as follows: “Any Collaboration IP that is discovered, developed, invented or created jointly by or

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

behalf of GSK and Anacor shall be owned jointly by GSK and Anacor, and all title and interest thereto shall be jointly owned by the Parties; provided that GSK shall and does hereby assign to Anacor any and all rights, title and interest in any such joint Collaboration IP pertaining to Collaboration Compounds in the Project 2 TB TPP Subprogram which have not been selected by GSK as GSK TB Compounds , such assignment to take effect from the date of termination or expiry of the Research Collaboration Term for the Project 2 TB TPP Subprogram or such earlier date as the relevant Collaboration Compound becomes an Anacor TB Development Compound under Schedule 4 of Amendment 2; and provided further that in any event such assigned rights in joint Collaboration IP shall remain subject to the exclusive rights or licenses granted to a Party under this Agreement. Anacor shall make milestone and royalty payments (as applicable) to GSK with respect to the use, manufacture, sale or commercialization of any compound which is covered by such assigned Collaboration IP (1) in accordance with Section 10(d) of Schedule 4 of the Amendment, in relation to Anacor TB Development Compounds in the TB Field; and (2) pursuant to Sections 5.3.1 and 6.6.1(a), 6.6.2(c), 6.6.3 or 12.5.4 (as applicable) of the Agreement for compounds outside the TB Field (to the extent permitted under Schedule 4 of the Amendment). For clarity, no such milestone or royalty payments shall be made if GSK is the licensee of such assigned Collaboration IP pursuant to Section 2(p) of Schedule 4 of the Amendment.”

(ii)           In the event of an assignment of joint Collaboration IP pursuant to sub-section (i) above, the fourth sentence of Section 8.1.2 of the Agreement shall not apply.

(iii)         For purposes of Article 8, the selection of a GSK TB Compound shall be deemed to be an exercise of the Option for purposes of the provisions of Sections 8.2-8.5.

(p)           In the event that Anacor develops any compound covered by Collaboration IP for which rights have been assigned by GSK to Anacor under Section 8.1.2 of the Agreement (as described in sub-section (o) above) (each, a “Collaboration IP Compound”), [ * ]

3.             Research Budget and Funding.

(a)           GSK shall be solely responsible for all internal and external costs and expenses Anacor incurs to conduct its activities under the Project 2 TB TPP Subprogram during the Research Collaboration Term in accordance with the agreed budget attached hereto as Exhibit 4B (as the same may be amended from time to time by unanimous consent of the JRC in accordance with this Section 3) (the “TB Budget”). It is anticipated that Anacor will carry out the [ * ] activities for the Project 2 TB TPP Subprogram, it being understood and agreed by the Parties that certain of such activities will be carried out by [ * ]. GSK will carry out [ * ] activities, unless otherwise agreed by the Parties. Anacor’s internal costs will be charged and budgeted at the actual fully-burdened FTE rate, which will be [ * ], subject to annual adjustments commencing [ * ] based on the increase in the CPI (San Francisco Bay Area) over the previous 12 months. Anacor’s external costs [ * ] will be charged and budgeted at [ * ]. Anacor will use reasonable efforts to conduct its activities in a cost effective manner so as to mitigate overall cost to GSK. GSK shall bear its own costs in connection with performing Research Collaboration activities for the Project 2 TB TPP Subprogram.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Within [ * ] after the end of each calendar month during the Research Collaboration Term for the Project 2 TB TPP Subprogram, Anacor shall submit to GSK an accurate and complete (i.e., maintained in accordance with Anacor’s then-current standard cost accounting methodology consistently applied and reasonably detailed) statement setting forth all costs and expenses actually incurred by Anacor in accordance with the TB Budget during such calendar month, together with a corresponding invoice for such amount. GSK shall pay each invoice within [ * ] of receipt. In any event, GSK shall not be responsible for any internal or external costs or expenses or other amounts that Anacor incurred to conduct its activities under the Project 2 TB TPP Subprogram (i) in any calendar quarter, to the extent that such amounts exceed (in aggregate) [ * ] of the amount shown in the TB Budget for such quarter unless in any of subsection (i), (ii), (iii) such deviations were previously approved by the JRC approved by JRC, nor (ii) in any calendar year to the extent that such amounts exceed (in aggregate) [ * ] of the TB Budget for such calendar year, nor (iii) for any activities which were not in the Research Plan, unless in any of subsection (i), (ii) or (iii) such deviations were previously approved by the JRC. A review and reconciliation will be carried out by the Parties on a quarterly basis during each calendar year of the Term to review in each case the total amount invoiced to GSK under this sub-section (b) during such calendar year up to the date of such reconciliation as compared to the TB Budget for the relevant year, in order to ensure the annual budget tolerance is not exceeded. Notwithstanding anything to the contrary in this Amendment or the Agreement, Anacor shall not be obligated to conduct any activity under the Research Plan for the Project 2 TB TPP Subprogram that is not subject to reimbursement by GSK in accordance with this Section 3(b).

(c)           The TB Budget for the Project 2 TB TPP Subprogram shall be reviewed and approved unanimously by the Parties via the JRC and updated by the Parties annually and concurrently with the update of the Research Plan by the Joint Project Team pursuant to Section 1, or more often as necessary. Any revision to the TB Research Plan and/or Budget shall be driven by scientific and technical information and data, and the progress of the Project 2 TB TPP Subprogram against agreed upon scientific goals and objectives. The JRC will take into full consideration the generation and emergence of new scientific information and data when reviewing the Research Plan and/or Budget, and will make adjustments to the Research Plan and/or TB Budget accordingly, following review and assessment of such information and data on an ongoing basis. The JRC shall not unreasonably withhold its approval for any changes proposed to the Research Plan and/or TB Budget based upon such emerging scientific information and data.

(d)           Each Party shall have the rights and obligations set forth in Section 2.4.1(d) of the Agreement with respect to the Project 2 TB TPP Subprogram.

(e)           In the event that GSK wishes to secure funding from any governmental or non-governmental body with respect to the conduct of any activities under the Project 2 TB TPP Subprogram or with respect to the research and development of any GSK TB Compound, GSK shall inform Anacor through the JRC and Anacor agrees to consider in good faith and not unreasonably withhold consent to any amendments to the terms of the Agreement or this Amendment which may be needed in order to secure such funding. In the event that Anacor wishes to secure funding from any governmental or non-governmental body with respect to the

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conduct of any activities under the Project 2 TB TPP Subprogram, Anacor shall inform GSK through the JRC and where the JRC agrees that such funding should be pursued, GSK and Anacor each agree to consider in good faith and not unreasonably withhold consent to any amendments which may be needed to the terms of the Agreement or this Amendment in order to secure or implement such funding. The Parties agree to coordinate their respective efforts to obtain any such funding from any governmental or non-governmental body.

4.             TB Candidate Selection Criteria.

(a)           If the Joint Project Team determines that a Collaboration Compound in the Project 2 TB TPP Subprogram meets the TB Candidate Selection Criteria, the JPT shall provide to the JRC, not less than [ * ] prior to the next regularly scheduled meeting, the Candidate Selection Activities Report (as defined in Section 2.6.5(b) of the Agreement) for such Collaboration Compound. The JRC will, at its next regularly scheduled meeting or at an ad hoc meeting scheduled by the JRC (and in any event within [ * ] after the JRC’s receipt of the Candidate Selection Activities Report), review the Candidate Selection Activities Report to confirm whether the Collaboration Compound meets the Candidate Selection Criteria. If the JRC agrees, or GSK otherwise determines in accordance with Section 3.1.4(a) of the Agreement (as amended under sub-section (c) below), that the Collaboration Compound meets the TB Candidate Selection Criteria, GSK will have the right to designate such Collaboration Compound as a GSK TB Compound by providing written notice to Anacor within [ * ] after determination by the JRC (or by GSK, as applicable) that such Collaboration Compound has achieved the TB Candidate Selection Criteria. Upon designation by GSK of a Collaboration Compound as a GSK TB Compound, the license granted by Anacor to GSK in Section 5 of this Schedule 4 shall be deemed in effect and GSK shall thereafter have the right to further develop such GSK TB Compound and up to [ * ] Back-Up TB Compounds selected by GSK within [ * ] following the designation notice pursuant to and in accordance with the license granted by Anacor to GSK in Section 5 of this Schedule 4.

(b)           If, at the expiration of the Research Collaboration Term for the Project 2 TB TPP Subprogram, no Collaboration Compound within the Project 2 TB TPP Subprogram has met the TB Candidate Selection Criteria as determined by the JRC (or by GSK, as applicable), then the Parties agree to discuss extension of the Research Collaboration Term, including amending the applicable Research Plan, through arrangements to be mutually agreed upon by the Parties. In the event that the Parties elect to extend the Research Collaboration Term for the Project 2 TB TPP Subprogram after the JRC (or GSK, as applicable) confirms that a Collaboration Compound in the Project 2 TB TPP Subprogram meets the TB Candidate Selection Criteria, GSK shall have the right, during the Research Collaboration Term (and as extended) for the Project 2 TB TPP Subprogram, to either substitute such GSK TB Compound or Back-Up TB Compound(s) with a new Collaboration Compound or Back-Up TB Compound, as applicable, or to select and develop an additional number of Collaboration Compound(s) and Back-Up TB Compound(s), the nature and number of any such additional compounds to be determined by the Parties at the time that the Research Collaboration Term is extended. Notwithstanding the above, if following the expiration of the Research Collaboration Term no Collaboration Compound within the Project 2 TB TPP Subprogram has met the TB Candidate Selection Criteria and GSK and Anacor have not agreed to extend the Research Collaboration Term, then GSK may nevertheless declare a

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Collaboration Compound within the Project 2 TB TPP Subprogram to have met the TB Candidate Selection Criteria, and GSK may exercise its right to further develop such Collaboration Compound and up to [ * ] Back-Up TB Compounds pursuant to and in accordance with the license set forth in Section 5 below. If GSK has not designated any GSK TB Compounds after (i) the end of the [ * ] period after determination by the JRC that the TB Candidate Selection Criteria have been met or (ii) expiration of the Research Collaboration Term (or any extension thereof) without the TB Candidate Selection Criteria having been met, then all Collaboration Compounds from the Project 2 TB TPP Subprogram that meet the criteria set forth on Exhibit 4D, as such Collaboration Compounds are identified by the Joint Project Team to the JRC, or (following dissolution of the Joint Project Team and/or JRC) as subsequently identified by Anacor to GSK, shall be deemed Anacor TB Development Compounds subject to the terms of Section 9.

5.             License. Subject to the terms and conditions of the Agreement and this Amendment, Anacor hereby grants to GSK the exclusive (even as to Anacor) right and license in the Territory, with the right to grant sublicenses, under the Anacor IP to make, have made, use, sell, offer for sale and import the GSK TB Compounds (a) as and into TB Products in the TB Field and (b) as and into Products in the Field outside the TB Field, in each case (a) and (b) during the Term of the Agreement. The Anacor Patents relevant to the Project 2 TB TPP Subprogram at the Amendment Effective Date are listed in the table on Exhibit 4E.

6.             Technology Transfer. [ * ] after the JRC’s (or GSK’s, as applicable) determination under Section 4(a) of this Schedule 4 that a Collaboration Compound has successfully achieved the TB Candidate Selection Criteria and provided that GSK has designated such Collaboration Compound and up to [ * ] Back-Up TB Compounds to be GSK TB Compounds, Anacor shall deliver to GSK, at no cost to GSK, all Information and material in its possession and Control relating to such GSK TB Compounds. Anacor shall use commercially reasonable efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted development of the GSK TB Compounds. Anacor shall use commercially reasonable efforts to cooperate with GSK to provide GSK, at no cost to GSK, with any other Information relating to such GSK TB Compounds as may be developed or identified by Anacor or by the Parties jointly during the Term, to the extent that GSK has a license under the Agreement or this Amendment to such Information.

7.             GSK Development, Distribution and Commercialization. GSK, either itself and/or by and through its Affiliates, Sublicensees or contractors, shall be responsible for all development, manufacturing, registration, marketing, advertising, promotional, launch, distribution and sales activities in connection with the marketing and Distribution (TB) of GSK TB Compounds and TB Products containing such GSK TB Compounds, and will hold the marketing authorizations for the TB Products containing the GSK TB Compounds. Except as set forth in Section 6 of this Schedule 4 or in the Agreement, all costs associated with such activities shall be borne solely by GSK.

8.             GSK Diligence. Section 5.2 of the Agreement shall not apply to the TB TPP Subprogram. Following the JRC’s (or GSK’s, as applicable) determination under Section 4(a) of this Schedule 4 that a Collaboration Compound has successfully achieved the TB Candidate

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Selection Criteria and GSK’s designation of such Collaboration Compound as a GSK TB Compound, GSK shall use commercially reasonable efforts to develop, and Diligent Efforts to Distribute (TB) Through the Public Sector in Preferential Pricing Countries (TB) and commercialize GSK TB Compounds or TB Products containing such GSK TB Compounds. GSK may conduct the foregoing activities either itself or in connection with a Third Party with or through a not-for-profit organization working in drug development or drug Distribution (TB) in the TB Field.

9.             GSK Development Termination. GSK may, at its sole discretion and without any penalty or liability, terminate its development or commercialization of any or all of the GSK TB Compounds or Products containing GSK TB Compounds, or any Collaboration Compound within the Project 2 TB TPP Subprogram, upon written notice to Anacor.

(a)           If GSK terminates development and commercialization of all of GSK TB Compounds (including, for clarity, development and commercialization of all Back-Up TB Compounds) and TB Products containing such GSK TB Compounds, then:

(i)            such GSK TB Compounds shall be deemed Anacor TB Development Compounds provided they meet the criteria set forth on Exhibit 4D;

(ii)           all licenses in and to the Anacor IP for such GSK TB Compounds and for TB Products containing such GSK TB Compounds, as granted to GSK by Anacor pursuant to Section 5 of this Schedule 4, shall immediately terminate; and

(iii)         GSK (1) hereby grants, effective solely upon the occurrence of such termination, a non-exclusive license, with the right to grant sublicenses, to Anacor under the GSK IP solely to the extent necessary to make, have made, use, sell, offer for sale and import such Anacor TB Development Compound, as and into TB Products in the Territory (x) in the TB Field during the Term of the Agreement and (y) in the Field after the Term of the Agreement, (2) shall transfer or make electronically available to Anacor upon mutually agreeable terms, at no cost to Anacor and as soon as reasonably practicable after such termination, all Information and material in its possession and Control with respect to such Anacor TB Development Compound, and (3) shall exclusively license or assign to Anacor any regulatory filings to the extent pertaining specifically to any such Anacor TB Development Compound.

(iv)          In the event of such termination, Anacor shall owe to GSK the applicable royalty payments set forth in Section 10(d) of this Schedule 4 for such Anacor TB Development Compound.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           If GSK elects, in its sole discretion, to terminate development or commercialization of one, but not all of the GSK TB Compounds (or TB Products containing such GSK TB Compounds) or the development of any Collaboration Compound in the Project 2 TB TPP Subprogram, then the foregoing shall not apply and the abandoned GSK TB Compound (or TB Product containing such GSK TB Compound, or Collaboration Compound, as applicable) shall not be further developed or commercialized by either Party during the term of the Agreement unless and until GSK terminates development and commercialization of all GSK TB Compounds, TB Products containing such GSK TB Compounds and Collaboration Compounds in the Project 2 TB TPP Subprogram.

10.          Payments. The following payments shall be subject to the terms of Section 6.9 through Section 6.13 of the Agreement (applied to TB Royalty Sales (as defined below) in place of Net Sales).

(a)           Regulatory Approval Milestones. GSK shall make the following one-time, non-refundable, non-creditable milestone payments to Anacor upon occurrence of the corresponding milestone event with respect to a GSK TB Compound resulting from the Project 2 TB TPP Subprogram:

Event	Payment

[ * ]	[ * ]

For clarity, the total milestones payable by GSK (in aggregate) under this paragraph (a) shall be [ * ].

GSK shall notify Anacor in writing promptly, but in no event later than [ * ], after the achievement of each of the foregoing milestones. GSK shall pay each of the foregoing milestone payments within [ * ] after receipt of an invoice therefor from Anacor following the achievement of the corresponding milestone event.

(b)           Commercialization Milestones. GSK shall notify Anacor in writing promptly, but in no event later than [ * ], after the first achievement by GSK, its Affiliates or Sublicensees, of the corresponding milestone set out below with respect to all TB Products incorporating GSK TB Compounds. GSK shall pay each such milestone, which shall be non-refundable and non-creditable, on a one-time basis no later than [ * ] after receipt of an invoice therefor from Anacor following the first achievement of the corresponding milestone event.

Event	Payment

[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Royalty Payments.

(i)            Royalties. Subject to the remainder of this Section 10(c), GSK shall pay to Anacor incremental royalties at the applicable royalty rates set forth in either (1) or (2) below, on all Net Sales (A) in countries that are not [ * ] Countries (TB), on all Net Sales of TB Products in the TB Field, and (B) in [ * ] Countries (TB), [ * ] ((A) and (B), collectively, “TB Royalty Sales”). For clarity, no royalties shall be payable in respect of [ * ].

(1)         Royalties if Annual TB Royalty Sales are Less Than or Equal to [ * ].

Annual TB Royalty Sales in the Territory	Royalty Rate

[ * ]	[ * ]

(2)         Royalties if Annual TB Royalty Sales are Greater Than [ * ]. GSK shall pay royalties at the rates set forth in sub-section (1) above for so long as annual TB Royalty Sales in the Territory are less than or equal to [ * ]. Beginning in the calendar quarter in which annual TB Royalty Sales exceed [ * ], GSK shall pay royalties at the rates set forth below, and shall make true-up payments to account for the increase in royalties applicable to the first [ * ] of TB Royalty Sales in such calendar year.

Annual TB Royalty Sales in the Territory	Royalty Rate

[ * ]	[ * ]

For example, if TB Royalty Sales in the first two quarters of a calendar year are $[ * ], then the royalty paid for the first two quarters would be ([ * ]% x $[ * ]) + ([ * ]% x $[ * ]) = $[ * ]. If TB Royalty Sales in the third quarter of the same calendar year are $[ * ] (for cumulative TB Royalty Sales in the first three quarters of such calendar year of $[ * ]), the royalty payment for the third quarter would be as set forth in the following table:

(1) True Up Payment

TB Royalty Sales Tier	TB Royalty Sales amount to be trued up	Difference in Royalty Rate	True Up amount
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
True Up total: [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1) Payment with respect to TB Royalty Sales for Third Quarter

TB Royalty Sales Tier	TB Royalty Sales amount	Applicable Royalty Rate	Royalty payment amount
[ * ]	[ * ]	[ * ]	[ * ]
Overall total payable including True-up: [ * ]

In this example therefore the total payment for the first three quarters (made in 3 separate payments) would be [ * ].

(ii)           Royalty Adjustments.

(1)         Know-How Royalty. If, on a country-by-country and TB Product-by-TB Product basis, there is no Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor that in either case covers [ * ] the GSK TB Compound included in such TB Product, either at the time of First Commercial Sale or anytime thereafter, then GSK shall have no obligation to pay royalties on TB Royalty Sales of such Product in such country at the royalty rates set forth in Section 10(c)(i)(1) or (2), as applicable, but rather, subject to Section 10(c)(ii)(2), GSK shall pay to Anacor a know-how royalty on TB Royalty Sales of such Product in such country at a royalty rate [ * ] as set forth in Section 10(c)(i)(1) or (2), as applicable.

(2)         Royalty Reduction for Competition. If at any such time that a Generic Product having the same or substantially the same active ingredient as a TB Product incorporating a GSK TB Compound enters the market in a given country, and such Generic Product(s) accounts for [ * ] of TB Product and Generic Product(s) in the given country in any calendar quarter, the royalty rates set forth in Sections 10(c)(i)(1), 10(c)(i)(2) or 10(c)(ii)(1), as applicable, shall be [ * ].

(3)         Combination Products. For clarity, the definition of Net Sales and TB Royalty Sales for TB Products shall be adjusted as provided in Section 1.87 of the Agreement for Combination Products containing GSK TB Compounds or Anacor TB Development Compounds.

(iii)         Royalty Term. The royalties due under Section 10(c)(i)(1) or (2) with respect to a TB Product shall commence upon the First Commercial Sale of such TB Product in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor [ * ] the GSK TB Compound included in such TB Product. The royalties due under Section 10(c)(ii)(1) with respect to a TB Product shall commence on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor [ * ] the GSK TB Compound included in such TB Product or, if no such Valid Claim exists at the time of First Commercial Sale in a particular country in the Territory, upon the First Commercial

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sale of such TB Product in such country, and such royalties shall continue thereafter; provided, however, that in no event shall GSK have any obligation to pay a royalty to Anacor as provided in Section 10(c)(ii)(1) during the period that is more than [ * ] after First Commercial Sale in such country.

(d)           Payments by Anacor. Anacor shall not have any payment obligations to GSK under Sections 6.6 and 6.7 of the Agreement with respect to TB Products. With respect to any GSK TB Compound that becomes an Anacor TB Development Compound upon GSK’s termination of its rights with respect to such GSK TB Compound pursuant to Section 9 above and that Anacor elects to develop and/or commercialize under the license granted by GSK pursuant to the terms set out therein, if GSK terminated development of the GSK TB Compound (that becomes such Anacor TB Development Compound) after completion (i.e., database lock) of a Phase 2 Clinical Trial with respect thereto, Anacor shall pay to GSK a royalty as follows:

(i)            Anacor shall pay to GSK a royalty on TB Royalty Sales of TB Products in the Territory incorporating any such Anacor TB Development Compound, at royalty rates [ * ] set forth in Section 10(c)(i)(1), 10(c)(i)(2), or 10(c)(ii)(1), as applicable. Royalties due under this Section 11(d)(i) with respect to a TB Product incorporating an Anacor TB Development Compound shall commence upon the First Commercial Sale of such TB Product in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by GSK or an issued Collaboration Patent Controlled by Anacor or its Affiliates or any issued Patent Controlled jointly by GSK and Anacor [ * ] the Anacor TB Development Compound included in such TB Product.

(ii)           If, in a particular country, there is no Valid Claim of an issued Patent Controlled by GSK or an issued Collaboration Patent Controlled by Anacor or its Affiliates or any issued Patent Controlled jointly by GSK and Anacor [ * ] the Anacor Development Compound included in the TB Product either at the time of First Commercial Sale or anytime thereafter, then the royalty rate to be paid by Anacor to GSK on TB Royalty Sales of such Product in such country shall be [ * ] of the royalty under sub-section (i) above; provided, however, that in no event shall Anacor have any obligation to pay a royalty to GSK as provided in this Section 10(d)(ii) during the period that is more than [ * ] after First Commercial Sale in such country.

For clarity, Anacor shall not owe any royalties to GSK on account of sales of a TB Product incorporating an Anacor TB Development Compound of which GSK terminated development prior to the completion (i.e., database lock) of a Phase 2 Clinical Trial for such compound.

11.          Outside TB Field. Notwithstanding anything in the Agreement or this Amendment to the contrary, if GSK develops or commercializes a TB Product containing a GSK TB Compound for any indication outside the TB Field, such GSK TB Compound shall be deemed a GSK Development Compound for all purposes under the Agreement, such TB Product shall be deemed a Product for all purposes under the Agreement, and all payment obligations under Sections 6.3.2(a) ([ * ]), (c) and (d), 6.4 and 6.5.2 of the Agreement shall apply to such Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.          Termination of Amendment No. 2. Amendment #2 to Research and Development Collaboration, Option and License Agreement between the Parties dated May 20, 2009 (“Amendment #2”) if not previously terminated, is hereby terminated. Notwithstanding Section 6 of Amendment #2, Section 4 of Amendment No. 2 does not survive termination with respect to any Multiple-Active Anacor/GATB Compounds identified prior to the termination of the Anacor/TB Alliance Agreement (each as defined in Amendment #2). Instead, such compounds shall be deemed Collaboration Compounds in the Project 2 TB TPP Subprogram.

13.          Termination. Sections 12.5.2, 12.5.3 and 12.5.4 of the Agreement shall not apply to the Project 2 TB TPP Subprogram and Collaboration Compounds, GSK TB Compounds and Anacor TB Development Compounds arising from the Project 2 TB TPP Subprogram (except where expressly referenced below). Instead, the following shall apply to the Project 2 TB TPP Subprogram only:

(a)           Upon Unilateral Termination by GSK. GSK shall have the right under Section 12.3 of the Agreement at any time, acting in its sole discretion and without any penalty or liability, to terminate the Project 2 TB TPP Subprogram immediately upon written notice to Anacor. In the event of a unilateral termination of the Agreement in its entirety or the Project 2 TB TPP Subprogram by GSK pursuant to Section 12.3 of the Agreement, the following terms shall apply:

(i)            Notwithstanding anything contained in the Agreement or this Amendment to the contrary, all licenses granted to GSK with respect to GSK TB Compounds and TB Products shall terminate;

(ii)           If the Parties have discovered one or more Collaboration Compounds in the Project 2 TB TPP Subprogram (other than GSK TB Compounds) that satisfy the criteria in Exhibit 4D, in each case as such Collaboration Compounds are identified by the Joint Project Team to the JRC, or (following dissolution of the Joint Project Team and/or JRC) as subsequently identified by Anacor to GSK, such Collaboration Compounds shall be deemed to be Anacor TB Development Compounds, and the terms of Section 9 of this Schedule 4 shall apply with respect to such Anacor TB Development Compounds;

(iii)         With respect to a given GSK TB Compound (or TB Product that incorporates a GSK TB Compound), (A) such GSK TB Compound shall be deemed to be an Anacor TB Development Compound; and (B) the terms and conditions of Section 9 of this Schedule 4 shall apply with respect to such Anacor TB Development Compound; and

(iv)          Notwithstanding Section 7.1 of the Agreement, Anacor shall have the right to research, develop, manufacture and commercialize all Anacor TB Development Compounds in the TB Field; provided that Anacor shall not, during the Term, develop or commercialize any Anacor TB Development Compound for the treatment or prophylaxis of any bacterial infection outside the TB Field.

(b)           Upon Termination by GSK for Cause. In the event that GSK terminates the Project 2 TB TPP Subprogram or this Agreement in its entirety pursuant to Section 12.2.1 of the Agreement:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)            If the Parties have discovered one or more Collaboration Compounds in the Project 2 TB TPP Subprogram with activity against a Target that is the subject of the Project 2 TB TPP Subprogram, GSK shall have a perpetual exclusive license, with the right to grant sublicenses, under Anacor’s interest in the Anacor IP to make, have made, use, sell, offer for sale and import such Collaboration Compounds as GSK TB Compounds and TB Products in the Field in the Territory, subject to a royalty obligation from GSK to Anacor [ * ] royalty rates set forth in Section 10(c)(i)(1) or (2), as applicable, unless any Collaboration Compound within the Project 2 TB TPP Subprogram has satisfied the TB Candidate Selection Criteria as of the effective date of termination, in which case subsection (ii) below shall apply;

(ii)           If the JRC (or GSK, as applicable) has determined that at least one (1) Collaboration Compound within the Project 2 TB TPP Subprogram has satisfied the TB Candidate Selection Criteria as of the effective date of termination, GSK shall have a perpetual exclusive license, with the right to grant sublicenses, under Anacor’s interest in the Anacor IP to make, have made, use, sell, offer for sale and import such Collaboration Compounds as GSK TB Compounds and TB Products in the Field in the Territory, subject to a royalty obligation from GSK to Anacor [ * ] royalty rates set forth in Section 10(c)(i)(1) or (2), as applicable; and

(iii)         All of GSK’s [ * ] obligations under Section 7.2 shall immediately terminate and no longer be of any force or effect with respect to the Project 2 TB TPP Subprogram and the Collaboration Compounds relating to the Project 2 TB TPP Subprogram.

(iv)          Notwithstanding the foregoing, if following any such termination under Section 12.2.1 GSK develops or commercializes a TB Product containing a GSK TB Compound pursuant to the licenses granted in this Section 13(b) for any indication outside the TB Field, such GSK TB Compound shall be deemed a GSK Development Compound for all purposes under the Agreement, such TB Product shall be deemed a Product for all purposes under the Agreement, and all payment obligations under Section 12.5.3 of the Agreement shall apply to such Product.

(c)           Upon Termination by Anacor for Cause. In the event that Anacor terminates the Project 2 TB TPP Subprogram or this Agreement pursuant to Section 12.2.1 of the Agreement:

(i)            If the Parties have discovered one or more Collaboration Compounds in the Project 2 TB TPP Subprogram that satisfy the criteria in Exhibit 4D, in each case as such Collaboration Compounds are identified by the Joint Project Team to the JRC, or (following dissolution of the Joint Project Team and/or JRC) as subsequently identified by Anacor to GSK, but have not yet discovered any Collaboration Compounds that satisfy the TB Candidate Selection Criteria, Anacor shall have a perpetual, royalty-free, exclusive license, with the right to grant sublicenses, under the GSK IP to make, have made, use, sell, offer for sale and import such Collaboration Compounds as Anacor TB Development Compounds and TB Products derived therefrom in the Territory, subject to the provisions of Section 7.1.2 (b) and 7.1.4 of the Agreement as described in Schedule 2 Section 1;

(ii)           If, on the effective date of termination, one or more Collaboration Compounds have been deemed GSK TB Compounds, Anacor shall have a perpetual, royalty-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

free, non-exclusive license, with the right to grant sublicenses, under the GSK IP to make, have made, use, sell, offer for sale and import such GSK TB Compounds as Anacor TB Development Compounds and TB Products in the Territory; and

(iii)         Notwithstanding Section 7.1 of the Agreement, Anacor shall have the right to research, develop, manufacture and commercialize all Anacor TB Development Compounds in the TB Field; provided that, Anacor shall not, for so long as GSK is conducting or funding LeuRS Activities under this Agreement or until such time as the relevant [ * ] period expires (if earlier) under Section 7.1.2 or 7.1.4 of the Agreement (as applicable) develop or commercialize any Anacor TB Development Compound for the treatment or prophylaxis of any bacterial infection outside the TB Field.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4A

TB Candidate Selection Criteria

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TB Candidate Selection Criteria

Developability Criteria	Task	[ * ] Profile
[ * ]
[ * ]	Demonstrate [ * ]	• [ * ]
[ * ]	Selective against [ * ]	[ * ] AND [ * ]
[ * ]	[ * ]	• [ * ]
[ * ]	[ * ]	• [ * ]
[ * ]	[ * ]	• [ * ]
[ * ]	[ * ]	• [ * ]
[ * ]	[ * ]	• [ * ] • [ * ]
[ * ] - Summary	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Developability Criteria	Task	[ * ] Profile
[ * ]
[ * ]	[ * ]	• [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Developability Criteria	Task	[ * ] Profile
[ * ]
[ * ]	[ * ]	• [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Developability Criteria	Task	[ * ] Profile
[ * ]
[ * ]	[ * ]	• [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Developability Criteria	Task	[ * ] Profile
[ * ]
[ * ]	[ * ]	• [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Developability Criteria	Task	[ * ] Profile
[ * ]
[ * ]	[ * ]	• [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4B

Project 2 TB TPP Subprogram Research Plan and Budget

Phase 1: [ * ]

Objectives: [ * ]

Anacor activities:

•      [ * ]

Budget [ * ]

GSK activities

•      [ * ]

•

•

•      Phase 2: [ * ].

•      [ * ]

•

Objectives: [ * ]

Resources: [ * ]

Anacor activities:

[ * ]

Budget [ * ]

GSK activities

[ * ]

Outcome:

•      [ * ]

•

Phase 3: [ * ]

[ * ]

Anacor activities:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]

Budget [ * ]

GSK activities

[ * ]

•

Outcome:

•      [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4C

{Intentionally Left Blank}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4D

 Activity Profile for Anacor TB Development Compounds

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4E

Patent Summary for Tuberculosis TPP

Project 2 (Tuberculosis TPP)

[ * ]

Covered by:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5

Malaria Project

1.             Malaria Project.

(a)           Anacor is currently developing the compound referred to as AN3661 (the “Malaria Compound”) for the treatment of malaria in humans (the “Malaria Field”) under that certain Development Agreement between Anacor and Medicines for Malaria Venture (“MMV”) dated March 17, 2011, as amended from time to time (the “MMV Agreement”). Anacor’s development of the Malaria Compound, including preclinical studies, a Phase 1 Clinical Trial and the Malaria PoC Trial (as defined below) (the “Malaria Statement of Work”), is funded by MMV. Anacor shall have no obligations under the Agreement to conduct any research or development activities with respect to the Malaria Compound, and GSK acknowledges that Anacor’s conduct of the Malaria Statement of Work pursuant to the MMV Agreement is contingent on receipt of funding from MMV that is sufficient to cover all of Anacor’s costs and expenses to conduct such activities. Subject to the receipt of funding from MMV however, Anacor shall not terminate for convenience the MMV Agreement and shall complete the Malaria Statement of Work in accordance with such MMV Agreement. The Malaria Statement of Work is attached hereto as Exhibit 5A.

(b)           In the event that MMV elects not to continue funding the Malaria Statement of Work, or certain activities within it, the Parties will negotiate in good faith and use commercially reasonable efforts to seek an alternative funding solution which would permit the continuation of activities required to complete the Statement of Work and give effect to the terms of this Schedule 5. In the absence of any reasonable alternative solution, if GSK elects in its sole discretion to provide such funding or any portion thereof, then at Anacor’s election Anacor shall either (i) complete the Statement of Work (subject to any modifications agreed by the Parties) or the activities for which such funding has been provided according to the original budget, or (ii) grant GSK the necessary right and license under Anacor IP to allow GSK to complete the work itself, in which case GSK shall be entitled to deduct the cost of such work from any payment to Anacor under Section 11(a) below. Anacor shall obtain any necessary consent required from MMV in the event that Anacor elects option (ii) above.

(c)           In the event that GSK considers additional studies or modifications of existing studies outside the scope of the Malaria Statement of Work to be necessary or otherwise desirable prior to reaching POC in the interests of the optimum development path and timeline for the Malaria Compound or in order to determine POC, the Parties shall discuss with each other through the JRC and together with MMV through the Anacor/MMV JRC in an effort to determine whether the Parties can agree to add such studies to the Malaria Statement of Work, and if so how the funding may be provided; provided, however, that any such additional or modified studies shall not delay the timelines in the Malaria Statement of Work for conducting the Malaria PoC Study. If MMV decides not to fund such additional studies and in the absence of any reasonable alternative solution, then GSK may in its sole discretion elect to fund such studies itself, in which case, (i) based on mutual agreement, in the case of modifications to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

existing studies in the Statement of Work, Anacor shall conduct such studies at GSK’s expense, or if the Parties are unable to agree, Anacor shall grant GSK the necessary right and license under Anacor IP to allow GSK to complete the modified studies itself; and (ii) in the case of additional studies, GSK may elect, in its sole discretion, either for Anacor to conduct such studies at GSK’s expense, subject to Anacor’s approval (not to be unreasonably withheld), or for Anacor to grant GSK the necessary right and license under Anacor IP to allow GSK to complete the additional studies itself . For the avoidance of doubt, GSK shall be entitled at any time to conduct Phase 2 enabling studies at its own cost and risk prior to POC and Anacor shall grant to GSK the necessary right and license under Anacor IP and shall procure any consent necessary from MMV accordingly.

(d)           Anacor shall have no obligations under Section 7.1 of the Agreement with respect to the Malaria Project. Sections 2.6.1, 2.6.2 and 2.6.3 shall not apply to the Malaria Project; however Anacor shall procure the right for GSK to participate in JRC meetings and JPT meetings between Anacor and MMV in a non-voting capacity, and shall provide GSK with the opportunity to review all material information, results and data arising from the conduct of the Malaria Statement of Work and any additional studies undertaken according to sub-section (c) above.

(e)           Anacor has secured MMV’s written consent (or waiver of MMV’s consent rights) as required under the MMV Agreement for Anacor to enter into the terms of this Schedule 5 with GSK, and has delivered to GSK a copy of such written consent (or waiver, as the case may be) prior to the Amendment Effective Date.

2.             Amendments to Definition. The term “Project” as defined in Section 1.109 of the Agreement is hereby deleted and replaced in its entirety as follows:

“’Project’ means any of Project 1, Project 2, Project 3, Project 4 or the Malaria Project.”

3.             Additional Definitions. For the purpose of this Schedule 5, the following capitalized terms shall have the meanings set forth in this Section 3:

(a)           “Anacor Malaria Compound” means any of the GSK Malaria Compounds following GSK’s decision to terminate the development of all GSK Malaria Compounds, upon which Anacor will retain the right to continue to research, develop, manufacture and commercialize such compounds as Anacor Malaria Compounds. The Anacor Malaria Compounds will be deemed Anacor Development Compounds for all purposes under the Agreement, except for Sections 5.3.2 (GSK Development Termination), 6.6 (Payments by Anacor — No Exercise of Option by GSK) and 6.7 (Payments by Anacor — Post-Option Termination by GSK).

(b)           “Distribution (Malaria)” means all activities related to the distribution of a GSK Malaria Compound, Anacor Malaria Compound or Malaria Product in a country that are undertaken by or on behalf of a Party after Malaria Regulatory Approval for a particular Malaria Product in such country.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           “Distribution (Malaria) Through the Public Sector” means distribution, disposition or use by or on behalf of a Public Sector Agency of a Malaria Product for Distribution (Malaria) for use in the Malaria Field.

(d)           “GSK Malaria Compound” means any of (i) the Malaria Compound, and (ii) any three (3) of the back-up compounds listed on Exhibit 5C selected by GSK under Section 5(b) (the “Malaria Back-Up Compounds”), in each case (i) and (ii) following GSK’s exercise of the Malaria Option. The GSK Malaria Compounds will be deemed GSK Development Compounds for all purposes under the Agreement, except for Sections 4.3.2 (License Grants — Development and Commercialization), 4.4 (Technology Transfer after GSK’s Option Exercise), 5.1 (GSK Development and Commercialization), 5.2 (GSK Diligence), 5.3.2 (GSK Development Termination), 6.4 (Commercialization Milestones), 6.5 (Royalties), 6.6 (Payments by Anacor — No Exercise of Option by GSK) and 6.7 (Payments by Anacor — Post-Option Termination by GSK).

(e)           “Malaria Option” has the meaning assigned to such term in Section 5(b) of this Schedule 5. The Malaria Option shall be deemed an Option for all purposes under the Agreement, except for the Sections expressly excluded from applicability to the Malaria Project under this Schedule 5.

(f)            “Malaria Product” means any product that includes a GSK Malaria Compound or Anacor Malaria Compound or any base form, prodrug, ester, salt form, crystalline polymorph, hydrate or solvate thereof, whether or not as the sole active ingredient and in any dosage, form or formulation. A Malaria Product will be deemed a Product for all purposes under the Agreement, except for Sections 4.3.2 (License Grants — Development and Commercialization), 6.4 (Commercialization Milestones) and 6.5 (Royalties).

(g)           “Malaria Project” means the activities outlined in this Schedule 5 with respect to the development, manufacture and commercialization in the Malaria Field of the GSK Malaria Compounds.

(h)           “Malaria PoC Trial” means the phase 2a trial of the Malaria Compound as contemplated by Anacor as of the Amendment Effective Date, the design, content and endpoints of which are described on Exhibit 5B to this Schedule 5. The Malaria PoC Trial shall be deemed a PoC Trial under the Agreement.

(i)            “Malaria Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a Malaria Product in the Malaria Field in a country or regulatory jurisdiction, which may include, without limitation, satisfaction of all applicable regulatory and notification requirements, but which shall exclude any pricing and reimbursement approvals.

(j)            “[ * ] Country (Malaria)” means a country in which (i) a Malaria Product is Distributed (Malaria) Through the Public Sector and (ii) GSK sells all such Malaria Product to a Public Sector Agency under [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.             Malaria PoC Trial. Following completion of the Malaria PoC Trial, Anacor shall promptly notify GSK in writing of such event and shall provide to the JRC a PoC Trial Report for the Malaria PoC Trial together with all other relevant information relating to the Malaria Compound. Unless otherwise agreed to by the Parties, the JRC will schedule an ad hoc meeting not more than [ * ] after receipt of any such PoC Trial Report to review such PoC Trial Report and other relevant information. Thereafter, GSK shall have the right to exercise the Malaria Option pursuant to Section 5.

5.             Malaria Option.

(a)           Anacor hereby grants to GSK the exclusive right, exercisable at GSK’s sole discretion pursuant to sub-section (b) below, to elect to include the Malaria Compound and Malaria Back-Up Compounds as GSK Malaria Compounds following the JRC’s review of the PoC Trial Report for the Malaria PoC Trial.

(b)           Within [ * ] after the receipt by GSK of the PoC Trial Report for the Malaria PoC Trial and all other relevant information relating to the Malaria Compound in accordance with Section 4 above (or such longer period as may be agreed by MMV), GSK may in its sole discretion exercise its exclusive option (the “Malaria Option”) to develop and commercialize the Malaria Compound and Malaria Back-Up Compounds as GSK Malaria Compounds and Malaria Products by delivering to Anacor a written notice of GSK’s exercise of the Malaria Option, specifying the [ * ] Back-Up Compounds selected by GSK from the list of Compounds on Exhibit 5C. Upon GSK’s exercise of the Malaria Option as provided herein, the Malaria Compound and Malaria Back-Up Compounds shall be deemed GSK Malaria Compounds, GSK will have the license thereto as provided in Section 6, and GSK will thereafter have the sole responsibility for the further development, manufacturing, and registration of GSK Malaria Compounds (including clinical activities and submissions to regulatory agencies) pursuant to the terms of the Agreement. If GSK does not deliver written notice of exercise of the Malaria Option prior to the end of such [ * ] period, the Malaria Option will expire, and Anacor will thereafter have all rights, itself or with or through an Affiliate or Third Party, to develop and commercialize the Malaria Compound and Malaria Back-Up Compounds as Anacor Malaria Compounds and Malaria Products at Anacor’s sole expense, without any payment or other obligations to GSK. For clarity, in the event that MMV agrees to extend the [ * ] period for GSK, such extension not to exceed an additional [ * ], to exercise the Malaria Option under this sub-section (b), Anacor agrees to amend the timeframe accordingly.

6.             License.

(a)           Subject to the terms and conditions of the Agreement and this Amendment, Anacor hereby grants to GSK the exclusive (even as to Anacor) right and license in the Territory, with the right to grant sublicenses, under the Anacor IP to make, have made, use, sell, offer for sale and import the GSK Malaria Compounds (a) as and into Malaria Products in the Malaria Field and (b) as and into Products in the Field outside the Malaria Field, in each case (a) and (b) during the Term of the Agreement. Anacor shall not, either alone or with or for any Third Party, conduct any research, development, manufacturing or commercialization activities with respect to any GSK Malaria Compounds or Products containing GSK Malaria Compounds during the Term.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           In the context of the Malaria Project, for the purpose of sub-section (a) above and Section 10.2 of the Agreement with respect to the definition of Anacor IP:

(i)            References to “Anacor Compound” in Sections 1.10 (“Anacor Know How”) and 1.12 (“Anacor Patents”) shall be deemed to include the Malaria Compound; and

(ii)           References to “Collaboration Compound” in Section 1.33 (“Collaboration Know How”) shall be deemed to include the Malaria Compound.

(iii)         References to “Target” in Section 1.127 (“Target”) shall be deemed to include malaria.

(c)           The Anacor Patents relevant to the Malaria Project as at the Amendment Effective Date are listed in the table attached at Exhibit 5D.

7.             Technology Transfer. [ * ] after GSK’s exercise of the Malaria Option, Anacor shall deliver to GSK, at no cost to GSK, all Information and material in its possession and Control relating to the GSK Malaria Compounds. Anacor shall use commercially reasonable efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted development of the GSK Malaria Compounds. Anacor shall use commercially reasonable efforts to cooperate with GSK to provide GSK, at no cost to GSK, with any other Information relating to GSK Malaria Compounds as may be developed or identified by Anacor during the Term, to the extent that GSK has a license under the Agreement or this Amendment to such Information.

8.             GSK Development, Distribution and Commercialization.

(a)           Section 5.2 of the Agreement shall not apply to the Malaria Project. GSK, either itself and/or by and through its Affiliates, Sublicensees or contractors, shall be responsible for all development, manufacturing, registration, marketing, advertising, promotional, launch, distribution and sales activities in connection with the marketing and Distribution (Malaria) of GSK Malaria Compounds and Malaria Products containing such GSK Malaria Compounds, and will hold the marketing authorizations for the Malaria Products containing such GSK Malaria Compounds. Except as set forth in Section 7 of this Schedule 5 or in the Agreement, all costs associated with such activities shall be borne solely by GSK. [ * ]

(b)           In the event that GSK wishes to secure funding from any governmental or non-governmental body with respect to the research and development of GSK Malaria Compounds, GSK shall inform Anacor through the JRC and Anacor agrees to consider in good faith and not unreasonably withhold consent to any amendments which may be needed to the terms of the Agreement or this Amendment in order to secure such funding.

9.             GSK Diligence. Following GSK’s exercise of the Malaria Option, GSK shall use Diligent Efforts to develop, Distribute (Malaria) Through the Public Sector in Preferential Pricing Countries (Malaria) and commercialize the GSK Malaria Compound as and into Malaria Products. GSK may conduct the foregoing activities either itself or in connection with a Third

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party with or through a not-for-profit organization working in drug development or drug Distribution (Malaria) in the Malaria Field.

10.          GSK Development Termination. GSK may, at its sole discretion and without any penalty or liability, terminate its development or commercialization of any or all of the GSK Malaria Compounds or Products containing the GSK Malaria Compounds upon written notice to Anacor. If GSK terminates development of all of the GSK Malaria Compounds and all Malaria Products containing such GSK Malaria Compounds, then (a) the GSK Malaria Compounds shall be deemed Anacor Malaria Compounds; (b) all licenses in and to the Anacor IP for GSK Malaria Compounds and all Malaria Products containing such GSK Malaria Compounds, as granted to GSK by Anacor pursuant to Section 6 of this Schedule 5, shall immediately terminate, and (c) GSK (i) hereby grants, effective solely upon the occurrence of such termination, a non-exclusive license, with the right to grant sublicenses, to Anacor under the GSK IP solely to the extent necessary to make, have made, use, sell, offer for sale and import Anacor Malaria Compounds, as and into Malaria Products in the Territory (x) in the Malaria Field during the Term of the Agreement and (y) in the Field after the Term of the Agreement, (ii) shall transfer or make electronically available to Anacor upon mutually agreeable terms, at no cost to Anacor and as soon as reasonably practicable after such termination, all Information and material in its possession and Control with respect to the Anacor Malaria Compounds, and (iii) shall exclusively license or assign to Anacor any regulatory filings to the extent pertaining specifically to the Anacor Malaria Compounds and Malaria Products. In the event of such termination, Anacor shall owe to GSK the applicable royalty payments set forth in Section 11(e) of this Schedule 5 for such Anacor Malaria Compounds. If GSK elects, in its sole discretion, to terminate development or commercialization of one, but not all, of the GSK Malaria Compounds or Malaria Products containing such GSK Malaria Compounds, then the foregoing shall not apply and the abandoned GSK Malaria Compound (or Malaria Product containing such GSK Malaria Compound) shall not be further developed or commercialized by either Party during the term of the Agreement unless and until GSK terminates development and commercialization of all GSK Malaria Compounds and Malaria Products containing such GSK Malaria Compounds.

11.          Payments. The following payments shall be subject to the terms of Section 6.9 through Section 6.13 of the Agreement (applied to Malaria Royalty Sales (as defined below) in place of Net Sales).

(a)           Option Exercise. Upon exercise of the Malaria Option, GSK shall pay to Anacor a non-refundable, non-creditable option exercise payment of [ * ] within [ * ] following receipt of an invoice from Anacor.

(b)           Regulatory Approval Milestones. GSK shall make the following one-time, non-refundable, non-creditable milestone payments to Anacor upon occurrence of the corresponding milestone event with respect to the GSK Malaria Compound:

Event	Payment
[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For clarity, the total milestones payable by GSK (in aggregate) under this paragraph (a) shall be [ * ].

GSK shall notify Anacor in writing promptly, but in no event later than [ * ], after the achievement of each of the foregoing milestones. GSK shall pay each of the foregoing milestone payments within [ * ] after receipt of an invoice therefor from Anacor following the achievement of the corresponding milestone event.

(c)           Commercialization Milestones. GSK shall notify Anacor in writing promptly, but in no event later than [ * ], after the first achievement by GSK, its Affiliates or Sublicensees, of the corresponding milestone set out below with respect to all Malaria Products. GSK and shall pay each such milestone, which shall be non-refundable and non-creditable, on a one-time basis no later than [ * ] after receipt of an invoice therefor from Anacor following the first achievement of the corresponding milestone event.

Event	Payment
[ * ]	[ * ]

(d)           Royalty Payments.

(i)            Royalties. Subject to the remainder of this Section 11(d), GSK shall pay to Anacor incremental royalties at the applicable royalty rates set forth in either (1) or (2) below, on all Net Sales (A) in countries that are not [ * ] Countries (Malaria), on all Net Sales of Malaria Products in the Malaria Field, and (B) in [ * ] Countries (Malaria), [ * ] ((A) and (B), collectively, “Malaria Royalty Sales”). For clarity, no royalties shall be payable in respect of [ * ].

(1)         Royalties if Annual Malaria Royalty Sales are Less Than or Equal to [ * ].

Annual Malaria Royalty Sales in the Territory	Royalty Rate
[ * ]	[ * ]

(2)         Royalties if Annual Malaria Royalty Sales are Greater Than [ * ]. GSK shall pay royalties at the rates set forth in sub-section (1) above for so long as annual Malaria Royalty Sales in the Territory are less than or equal to [ * ]. Beginning in the calendar quarter in which annual Malaria Royalty Sales exceed [ * ], GSK shall pay royalties at the rates set forth below, and shall make true-up payments to account for the increase in royalties applicable to the first [ * ] of Malaria Royalty Sales in such calendar year.

Annual Malaria Royalty Sales in the Territory	Royalty Rate
[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For example, if Malaria Royalty Sales in the first two quarters of a calendar year are $[ * ], then the royalty paid for the first two quarters would be ([ * ]% x $[ * ] million) + ([ * ]% x $[ * ]) = $[ * ]. If Malaria Royalty Sales in the third quarter of the same calendar year are $[ * ] (for cumulative Malaria Royalty Sales in the first three quarters of such calendar year of [ * ]), the royalty payment for the third quarter would be [ * ]% x $[ * ] + [ * ]% x $[ * ] (i.e., the true-up payment for the first two quarters) + ([ * ]% x $[ * ]) (i.e., the payment for the third quarter) = $[ * ] + $[ * ] = $[ * ] (so that the total payment for the first three quarters (made in 3 separate payments) is $[ * ]). These principles are illustrated in the table set forth in Section 10 (c)(i)(2) of Schedule 4.

(ii)           Royalty Adjustments.

(1)         Know-How Royalty. If, on a country-by-country and Malaria Product-by-Malaria Product basis, there is no Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor that in either case covers [ * ] the GSK Malaria Compound in such Malaria Product, either at the time of First Commercial Sale or anytime thereafter, then GSK shall have no obligation to pay royalties on Malaria Royalty Sales of such Malaria Product in such country at the royalty rates set forth in Section 11(d)(i)(1) or (2), as applicable, but rather, subject to Section 11(d)(ii)(2), GSK shall pay to Anacor a know-how royalty on Malaria Royalty Sales of such Malaria Product in such country at a royalty rate [ * ] as set forth in Section 11(d)(i)(1) or (2), as applicable.

(2)         Royalty Reduction for Competition. If at any such time that a Generic Product having the same or substantially the same active ingredient as a Malaria Product enters the market in a given country, and such Generic Product(s) accounts for [ * ] of Malaria Product and Generic Product(s) in the given country in any calendar quarter, the royalty rates set forth in Sections 11(d)(i)(1), 11(d)(i)(2) or 11(d)(ii)(1), as applicable, shall be [ * ].

(3)         Combination Products. For clarity, the definition of Net Sales and Malaria Royalty Sales for Malaria Products shall be adjusted as provided in Section 1.87 of the Agreement for Combination Products containing a GSK Malaria Compound or Anacor Malaria Compound.

(iii)         Royalty Term. The royalties due under Section 11(d)(i)(1) or (2) with respect to a Malaria Product shall commence upon the First Commercial Sale of such Malaria Product in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor [ * ] the GSK Malaria Compound in such Malaria Product. The royalties due under Section 11(d)(ii)(1) with respect to a Malaria Product shall commence on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor [ * ] the GSK Malaria Compound in such Malaria Product or, if no such Valid Claim exists at the time of First Commercial Sale in a particular country in the Territory, upon the First Commercial Sale of such Malaria Product in such country, and such royalties shall continue thereafter; provided, however, that in no event shall GSK have any obligation to pay a royalty to Anacor as provided in Section 11(d)(ii)(1) during the period that is more than [ * ] after First Commercial Sale in such country.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           Payments by Anacor. Anacor shall not have any payment obligations to GSK under Sections 6.6 and 6.7 of the Agreement with respect to Malaria Products. Anacor shall not have any payment obligations to GSK with respect to Malaria Products if GSK does not exercise the Malaria Option. If (x) GSK exercises the Malaria Option, (y) GSK conducts its own Phase 2 Clinical Trial of a Malaria Compound and (z) GSK terminates development of all GSK Malaria Compounds following the completion (i.e., database lock) of such Phase 2 Clinical Trial, then Anacor shall pay to GSK the following royalties if Anacor elects to develop and/or commercialize an Anacor Malaria Compound under the license granted by GSK pursuant to Section 10 of this Schedule 5:

(i)            Anacor shall pay to GSK a royalty on Malaria Royalty Sales of Malaria Products in the Territory at royalty rates [ * ] set forth in Section 11(d)(i)(1), 11(d)(i)(2), or 11(d)(ii)(1), as applicable. Royalties due under this Section 11(e)(i) with respect to a Malaria Product shall commence upon the First Commercial Sale of such Malaria Product in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by GSK or an issued Collaboration Patent Controlled by Anacor or its Affiliates or any issued Patent Controlled jointly by GSK and Anacor [ * ] the Anacor Malaria Compound in such Malaria Product.

(ii)           If, in a particular country, there is no Valid Claim of an issued Patent Controlled by GSK or an issued Collaboration Patent Controlled by Anacor or its Affiliates or any issued Patent Controlled jointly by GSK and Anacor [ * ] the Anacor Development Compound included in the Malaria Product either at the time of First Commercial Sale or anytime thereafter, then the royalty rate to be paid by Anacor to GSK on Malaria Royalty Sales of such Product in such country shall be [ * ] of the royalty under sub-section (i) above; provided, however, that in no event shall Anacor have any obligation to pay a royalty to GSK as provided in this Section 11(e)(ii) during the period that is more than [ * ] after First Commercial Sale in such country.

For clarity, Anacor shall not owe any royalties to GSK on account of sales of a Malaria Product if GSK terminated development of all GSK Malaria Compounds prior to itself conducting and completing (i.e., database lock) a Phase 2 Clinical Trial of a GSK Malaria Compound.

(f)            Anacor Indemnity. Anacor shall be solely responsible for any and all payments due to MMV at any time before or after the Amendment Effective Date, whether by way of milestones, royalties or reimbursement of costs, expenses or development funding (together the “MMV Payments”), under the terms of the MMV Agreement, or any other agreement or understanding between MMV and Anacor relating to the research, development or commercialization of the Malaria Compound (or any Product containing the Malaria Compound) (the “MMV Contracts”). For clarity, the MMV Contracts shall not include any contracts entered into between GSK and MMV after the Amendment Effective Date. Anacor shall indemnify, defend and hold harmless GSK and its Affiliates and/or its or their respective directors, officers, employees and agents, from and against any and all Losses arising out of or resulting from claims by MMV or any Third Party in connection with the MMV Payments, or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the negligence, recklessness or wrongful intentional acts or omissions of Anacor and/or its Affiliates and/or its or their respective directors, officers, employees and agents, in connection with Anacor’s performance of its obligations or exercise of its rights under the MMV Contracts.

12.          Outside Malaria Field. Notwithstanding anything in the Agreement or this Amendment to the contrary, if GSK develops or commercializes a Malaria Product for any indication outside the Malaria Field, the GSK Malaria Compound shall be deemed a GSK Development Compound for all purposes under the Agreement, such Malaria Product shall be deemed a Product for all purposes under the Agreement, and all payment obligations under Sections 6.3.2(b), (c) and (d), 6.4 and 6.5.2 of the Agreement shall apply to such Product.

13.          Termination. Sections 12.5.2, 12.5.3 and 12.5.4 of the Agreement shall not apply to GSK Malaria Compounds and Anacor Malaria Compounds. Instead, the following shall apply to the Malaria Project only:

(a)           Upon Unilateral Termination by GSK. In the event of a unilateral termination of the Agreement in its entirety or the Malaria Project by GSK pursuant to Section 12.3 of the Agreement, the following terms shall apply:

(i)            Notwithstanding anything contained in the Agreement or this Amendment to the contrary, all licenses granted to GSK with respect to the GSK Malaria Compound and Malaria Products shall terminate; and

(ii)           The GSK Malaria Compounds shall be deemed Anacor Malaria Compounds, and the terms of Section 11(e) of this Schedule 5 shall apply.

(b)           Upon Termination by GSK for Cause. If GSK terminates this Agreement in its entirety pursuant to Section 12.2.1 of the Agreement after GSK’s exercise of the Malaria Option, the license in Section 6 shall survive termination, subject to all payment obligations under Section 11 of this Schedule 5, and subject to Section 12.

(c)           Upon Termination by Anacor for Cause. In the event that Anacor terminates the Malaria Program or this Agreement pursuant to Section 12.2.1 of the Agreement, Anacor shall have a perpetual, royalty-free, exclusive license, with the right to grant sublicenses, under the GSK IP to make, have made, use, sell, offer for sale and import the GSK Malaria Compounds as Anacor Malaria Compounds and Malaria Products in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5A

Malaria Statement of Work

STATEMENT OF WORK

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5B

Malaria PoC Trial

1.             TABULATED PROTOCOL SUMMARY

Name of Sponsor/Company:	Anacor Pharmaceuticals, Inc.

Name of Finished Product(s):	[ * ]

Name of Active Ingredient(s):	[ * ]

Title of Study: [ * ]

Study No: [ * ]

Planned Number of Investigational Sites: [ * ]

Planned Study Period: [ * ]

Clinical Phase: [ * ]

Principal Investigator: [ * ]

Investigational site: [ * ]

Objectives: Primary Objective: • [ * ] Secondary Objectives: • [ * ]

Methodology: Study Design • [ * ]

Number of subjects: • [ * ]

Main criteria for inclusion: 1. Inclusion Criteria [ * ]

Exclusion Criteria [ * ]

Test Product: [ * ] Reference product: [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Standard treatment: [ * ]

Duration of treatment: [ * ]

Criteria for evaluation [ * ]

Statistical methods [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 1

STUDY SCHEDULE

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5C

Potential Malaria Back-Up Compounds

[ * ]

Exhibit 5C (cont.)

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5D

Patent Summary for Malaria Project

Malaria Project

[ * ]

Covered by:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 6

Continuing Provisions of Previous Amendments

1.             Anacor’s address and facsimile number in Section 14.8 of the Agreement is hereby amended to read as follows:

“Anacor Pharmaceuticals, Inc.

1020 East Meadow Circle

Palo Alto, CA 94303-4230

Attention: Chief Executive Officer

Facsimile: (650) 543-7661”

2.             The term “GSK Collaboration Compounds” in Section 3.1.2 and Section 4.3.2 of the Agreement is hereby deleted and replaced with the term “GSK Development Compounds”.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.